================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-KSB

   [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
           For the year ended June 30, 2002
                              -------------

   [_] TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
           For the transition period from ______________ to ______________

Commission file number:  0-27587
                         -------

                                CDKNET.COM, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

             Delaware                                    22-3586087
  ----------------------------              ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

    150 Broadhollow Road, Suite 103
          Melville, New York                                  11747
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)

Issuer's telephone number:  (631) 385-6200
                            --------------

         Securities registered under Section 12(b) of the Exchange Act:
                                      None
                                      ----

         Securities registered under Section 12(g) of the Exchange Act:
                         Common Stock, $.0001 par value
                         ------------------------------

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

Issuer's revenues for its most recent fiscal year.  $209,767
                                                    --------

The aggregate market value of the Company's common stock held by non-affiliates of the Company as of November 11, 2002 was approximately $829,006 based upon the closing price of the Company's common stock on November 11, 2002 (see footnote
(1) below).

As of November 11, 2002, there were 36,196,267 shares of common stock, $.0001 par value, outstanding.

Transitional Small Business Disclosure Format (check one):  [_] Yes    [X] No

------------
(1) The information provided shall in no way be construed as an admission that any person whose holdings are excluded from the figure is not an affiliate or that any person whose holdings are included is an affiliate and any such admission is hereby disclaimed. The information provided is included solely for record keeping purposes of the Securities and Exchange Commission.
================================================================================

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT
         --------------------------------------------------------------
     All statements in this annual report on Form 10-KSB that are not historical are forward-looking statements within the meaning of Section 21e of the Securities Exchange Act, including statements regarding our "expectations," "beliefs," "hopes," "intentions," "strategies," or the like. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the risk factors discussed in this Annual Report on Form 10-KSB. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

                                     PART I
ITEM 1.  DESCRIPTION OF BUSINESS.

Our Company
-----------
     CDKnet.com, Inc. is a holding company incorporated in the State of Delaware. Prior to June 2001, our business was conducted through our subsidiaries: CDKnet, LLC and CDK Financial Corp. (formerly Valueflash Incorporated). CDKnet, LLC provides propietary convergence technology that links audio, video and the worldwide web on standard compact disks. CDK Financial Corp., developed and marketed a non-intrusive, highly targeting e-messaging service. In June, 2001 we completed the sale of substantially all of the asses and business of CDK Financial Corp. to Elbit Limited for $3.5 million, the forgiveness of indebtedness and the assumption of liabilities.

     On August 2, 2001, we formed Diversified Capital Holdings, LLC (f/k/a Azure Capital Holdings LLC)("Diversified"). We initially owned 60% of the outstanding ownership interest of Diversified. On December 14, 2001 we purchased the remaining 40% of Diversified from George Sandhu and own 100% of Diversified. On December 19, 2001, we changed the name from Azure Capital Holdings, LLC to Diversified Capital Holdings, LLC. George Sandhu serves as an advisor to Spiga Limited and Target Growth Ltd., investment funds that own, as of October 31, 2002, the majority of the outstanding shares of our Series A Preferred Stock.

     On October 22, 2002 we entered into an agreement to sell certain assets including the business of Diversified, CDK Financial and CDKNet, LLC to Universal Media Holdings, Inc. ("Universal"). At the time of the transaction, James W. Zimbler served as President and a Director of Universal and also served as Secretary and Executive Vice President of CDKNet.Com. On the same day, Steven
A. Horowitz, our CEO and Andrew Schenker, our COO were appointed President, CEO and CFO respectively, of Universal. Certain of the assets comprising the consulting business of Diversified and investments we made were transferred to Universal. CDKNet, LLC has not been transferred to Universal pending our obtaining requisite consents. As a result, we remain in the business of producing custom compact disks.

     In addition to our interests in CDK Financial Corp. and Diversified Capital Holdings, we currently have two wholly-owned subsidiaries: Creative Technology and CDKnet, LLC. We directly own 100% of Creative Technology and 48.5% of CDKnet, LLC. Creative Technology owns the remaining 51.5% ownership interest of CDKnet, LLC, giving us an indirect 100% ownership interest of CDKnet, LLC. We conduct our business through CDKnet, LLC.

     Our executive office as well as our manufacturing is are conducted out of our office located at 150 Broadhollow Road, Suite 103, Melville, New York 11747. We can be reached at our principal offices by telephone at (631) 385-6200.

     Our audited financial statements for the period July 1, 2001 to June 30, 2002, reflect a net loss of $1,325,013 to common stockholders on net revenues of $209,767 compared to a net loss of $7,372,000 on revenues of $5,874,000 in the fiscal year ended June 30, 2001. Revenue generated from ValueFlash in fiscal 2001 was $5,419,000. Since the sale of the assets of ValueFlash, we have had lower production costs and lower overhead which we hope will provide us with the means to be profitable in our remaining technology business while seeking a prospective business acquisition.

     CDKnet, LLC
     -----------

     Our subsidiary CDKnet, LLC, a New York limited liability company, formed in October 1997, developed a unique multimedia technology, CDK(TM), integrating audio, video and Internet connectivity on a standard compact disc. These custom compact discs include full-screen, full-motion video, Red Book (digital standard) audio and targeted web links. The media components are presented through CDKnet, LLC's proprietary media players that have been developed for ease of use and functionality.

     While other companies have the potential to develop web-based, audio and video, custom compact discs, we believe that none offer the economic, development or quality advantages of our CDK(TM) technology. We believe that there are three main companies currently offering custom audio compact disc development. These companies are Customdisc.com, Amplified.com, and K-Tel.com. However, we believe that none of these companies offer custom audio and video compact disc development. In an effort to further secure a strong position in the marketplace, CDKnet, LLC has submitted patent requests for certain aspects of our technology. Finally, we believe that other companies, including established Internet companies, software companies and companies in the entertainment business could enter this business and become competitors.

     Internet usage has increased dramatically in the last decade. As a result, many new personal and commercial applications have been developed for Internet users and, increasingly, consumers are conducting business through Internet applications. We believe that web-connected multimedia compact discs can be one of the significant means available to businesses to provide information and content to consumers via the Internet. Web-connected, multimedia compact discs contain audio, video and HTML (or, HyperText Markup Language, the underlying "code" for web pages) all navigable by a standard web browser. Our CDK(TM) technology forms the foundation multimedia for CD-ROM authoring, production, and custom online compilations. Further, our CDK(TM) technology provides an outstanding platform for the dissemination of Elbit's Vflash(TM) messenger.

     We believe there is strong market potential for CDK(TM) technology across various industries. Target industries include:

     o  Entertainment (music, movies, TV)   - Toys/Games

     o  Travel & Tourism                    - Fashion

     o  Professional Sports                 - Food/Cooking

     o  Financial Services                  - Automotive

     o  Education                           - HealthCare

     We believe that the industry will become more competitive. Our inability to compete in the market could have a material effect on our business operations.


     CDK(TM) technology combines the following products and services through a browser interface:

     o compact disc digital audio (i.e., audio tracks that are playable on both home stereo systems and personal computers);

     o   full-screen video; and

     o   integrated web links.

     A browser interface is the main interface page that is presented when the compact disc is placed in a personal computer. Our technology allows video playback at the full-screen size of the video monitor and at full-motion which is the industry standard of 30 frames per second. The browser interface also allows easy linking to other web sites through the CDK(TM) interface page.

     The CDK(TM) HTML authoring system -- the process for creating web pages -- is used by CDKnet, LLC to produce custom HTML interface pages for specific clients in about a day. We have proprietary techniques for creating full-motion, full-screen video playback from using a compact disc. Any user with a personal computer of at least 166MHZ or Macintosh G3 should be able to play our custom audio and video compact discs.

     CDK(TM) has been engineered to offer compatibility with the majority of CD-ROM drives on the market. We believe that we have achieved a high level of reliability, as evidenced by extensive testing and major CDK(TM) releases, and we believe this reliability will provide a major competitive advantage over other multisession (i.e., both audio and video) compact discs in the market. Additionally, the CDK(TM) system is engineered for mass-production. The integration of the complete file structure of the CDK(TM) is automated. Audio, video and HTML assets can be placed in the production templates created by us for a fast turn-around time for the creation of CDKs.

     The CDKnet, LLC business model has been revised and is now based on single revenue stream from development and use fees for client-specific CDKs(TM). During most of fiscal year 2002, we leveraged the marketing opportunity offered by the Vflash(TM) technology by presenting CDK 2.0(TM) client specific compact discs (CDK's) as the logical distribution method for the Vflash messenger in the form of commercially sold or promotionally distributed compact discs. On June 13, 2001, however, we sold substantially all of the business and assets of ValueFlash to Elbit. Pursuant to the sale, we entered into a Technology and License Agreement with Elbit, whereby we agreed to provide CDKs(TM) to Elbit in return for royalty fees and per disc production fees.

     Following the sale of substantially all of the assets of Valueflash.com, Inc. to Elbit Ltd. in June 2001, we have produced custom compact disks solely for Elbit pursuant to our technology and licensing agreement with them.


     CDK Financial Corp. and Diversified Capital Holdings, LLC
     ---------------------------------------------------------

     The following discussion of the history of CDK Financial Corp. and Diversified Capital Holdings, LLC is for historical purposes. In October 2002, we agreed to sell certain assets of these entities to Universal Media Holdings, Inc.

     On January 13, 2000, we organized ValueFlash.com Incorporated, a Delaware corporation. On June 13, 2001, we sold substantially all of the assets and business of ValueFlash to Elbit Limited (NASDAQ: ELBT), a corporation organized under the laws of Israel, and its subsidiaries (collectively, "Elbit") for $3.5 million plus the assumption of liabilities and forgiveness of indebtedness. Pursuant to the terms of the sale, on July 13, 2001, we changed the name of ValueFlash.com Incorporated to CDK Financial Corp. We continue to maintain a business relationship with Elbit (the owner of the VFlash technology) pursuant to a Technology and License Agreement between Elbit and us that provides for the distribution by Elbit of CDKnet, LLC's multimedia compact discs. Currently, our ownership in CDK Financial Corp. consists of 8,500,000 shares, or 80.76%, of the outstanding common stock and 2,500,000 options. The remaining shareholders of CDK Financial Corp. are: Alvin Pock, 75,000 shares; AMRO International, S.A., 425,000; Austost Anstalt Schaan, 100,000 shares; Balmore Funds, S.A., 100,000 shares; Mabcrown, Inc., 500,000 shares; Aizik Wolf, 50,000 shares; Incentive Management, Inc., 175,000 shares; ValueFlash Corporation PTE Ltd., 500,000 shares; David Wolf, 100,000 shares; and Steven A. Horowitz, 800,000 options

     On August 2, 2001, we formed a subsidiary, Diversified Capital Holdings, LLC, (f/k/a Azure Capital Holdings, LLC) ("Diversifed Capital"), to perform corporate management consulting services. Diversified Capital is a limited liability company organized under the laws of Delaware. We initially owned 60% of the outstanding membership units of Diversified Capital. On December 14, 2001, we purchased the remaining 40% of Diversified Capital from George Sandhu. We now own 100% of Diversified Capital. On December 19, 2001, we changed the name of Azure to Diversified Capital Holdings LLC.

     Through Diversified and CDK Financial, we endeavored to develop a management advisory consulting line of business for the small and micro-capitalized sized corporate markets. Our target clients included both privately held and micro-capitalized publicly held development stage companies. In addition to day to day management and administrative consulting services, our services included advice regarding the identification and evaluation of equity financing through the purchase or sale of equity, debt and or convertible securities. As noted above, we agreed to sell this business and many of its investments to Universal Media Holdings on October 22, 2002.

     On May 22, 2002, Diversified acquired a 100% ownership interest in Crossover Advisors LLC, a New York limited liability company. Additionally, on June 11, 2002, Diversified acquired 100% ownership interests in Comprehensive Resource Advisors, Inc. and NBM Information Technology, Inc, each a New York corporation. The ownership of each of these companies was transferred to Diversified, however a portion of the consideration due to their respective sellingshareholders, shares of our Series A Preferred Stock, have not been delivered. We are in arrears in the payment of accrued cumulative dividends on outstanding shares of Series A Preferred Stock and cannot issue additional Series A shares until we obtain the consent of the holders to the outstanding shares. We have reached an agreement to issue additional shares of Series A Preferred Stock to the holders in lieu of accrued and upaid dividends and to modify the conversion terms of the Series A Preferred Stock in order to obtain this consent.

Research & Development
----------------------

     With the sale of our Vflash technology to Elbit, our technology research and development requirements have been curtailed considerably. During the fiscal year ending June 30, 2002, we have not engaged in significant technological research or development.

     During the fiscal year ending June 30, 2001, we expended approximately $225,000 on research and development.

Sales and Marketing
-------------------

     The primary marketing objective for CDKnet, LLC is to establish CDK(TM) technology as the standard for integrating digital audio, full-screen/full-motion video and Web links on a standard compact disc. CDK(TM) technology provides clients with the ability to distribute information and multimedia content to their existing and potential customer base. Additionally, our client-specific CDKs(TM) are ideally suited to distribute Elbit's Vflash(TM) messenger.

     CDKnet, LLC will continue to capitalize on the market opportunity presented by Elbit's VFlash(TM) messenger by providing Elbit's clients with Web-connected multimedia compact discs (CDKs) that serve as an efficient distribution mechanism for the Vflash(TM) application. Following the sale of substantially all of the assets of Valueflash.com, Inc. to Elbit Ltd. in June, 2001, we have depended upon Elbit's marketing efforts for their Vflash messenger to provide indirect marketing for our CDK(TM)technology. Additionally, CDKnet, LLC will continue to provide multimedia compact disc production to clients who are interested in developing compact disc-based marketing programs but who may not be candidates for a full-fledged Vflash program.


Intellectual Property Rights
----------------------------

     We rely on copyrights, trademarks, patents, trade secret laws and contractual restrictions to establish and protect our proprietary rights in our CDK related services and products. We were issued U.S. Patent No. 6,047,292 on April 4, 2000, relating to the basic CDK(TM) technology. The patent is directed to a multi-session, digitally encoded recording medium navigable by an Internet web browser. Our intellectual property counsel has filed a continuation application to separate the previously rejected claims from the issued patent into a new application, which intellectual property counsel will continue to prosecute in the U.S. Patent and Trademark Office.

     No assurance can be given that a second patent will issue or that if a second patent does issue that it will be broad enough to provide significant protection to us. No assurance can be given that the issued patent is valid and enforceable or that it provides sufficient coverage to prevent a competitor from entering our market or adopting a version of our patented technology. Moreover, one of our competitors may be able to design a system which operates similarly to ours, but does not infringe the patent. Our management believes that the steps taken by us to protect its intellectual property are consistent with industry standards for online, custom compact disc companies today.

     On June 13, 2001, we entered into a 3-year Technology and License Agreement along with Elbit Limited and Elbit Vflash Inc. Pursuant to the Agreement, the Licensees are entitled to make such improvements, derivatives and applications from our CDK(TM) technology as they may provided that they are used solely in the developing, manufacturing and selling of merchandise for desk-top messaging. The Licensees shall also have the right to protect such improvements to, derivatives from, or applications to, our CDK(TM) technology by registering the same through patent, copyright, trademark applications or the like. Should we decide to sell all or portions of our ownership of the CDK(TM) technology, the Licensees shall have the option, for seven days from receipt of notice of the terms of the sale, to purchase such ownership interest on identical terms and conditions.

     Additionally, on June 6, 2000, we filed a patent application (No. 09/588,768) for a system and method for disseminating information over a communication network according to predefined consumer profiles, for our Vflash(TM) product. On June 13, 2001, we assigned our patent application and intellectual property rights in VFlash(TM) to Elbit.

     We also rely on third-party software licenses, such as Microsoft Development Network (MSDN), which provides software development tools. All employees and contractors are required to and have entered into confidentiality and invention assignment agreements. Suppliers, distributors and customers are also required to enter into confidentiality agreements.

     To date, we have received no notification that our services or products infringe the proprietary rights of third parties. Third parties could however make claims of infringement in the future. Any future claims that do occur may have a material adverse effect on our business.

     We have the following issued and pending trademarks:

     o    Issued Trademark Registrations
          ------------------------------
          TM: CDK Serial No. 75/426,937 - Filed February 2, 1998 Issued:
          06-27-00 Reg. No. 2,361,144

     o    Pending:
          -------
          TM: MIX FACTORY Serial No. 75/757,751 Filed: 7/22/99

Regulation
----------

     Through Diversified and CDK Financial we have made minority investments in several entities. See Part II, Item 6 Managements Discussion and Analysis of Financial Condition and Results of Operations. We continue to operate our custom compact disk business, but there is a risk that the Investment Company Act of 1940 (Investment Act) may apply to our operations. The Investment Act defines an investment company as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. We did not and do not intend to engage primarily in the activities of purchasing, trading or selling securities and intends to conduct its activities so as to avoid being classified as an investment company under the Investment Act. We could be expected to incur significant registration and compliance costs if we are required to register under the Investment Act, and the regulations promulgated thereunder.

     Section 3(a) of the Investment Act provides exclusions from its application for companies which are not primarily engaged in the business of investing, reinvesting or trading in investment securities. We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of investment company. Accordingly, we will continue to review our activities from time to time with a view toward reducing the likelihood that we could be classified as an investment company.

     Our plan to acquire a business may involve changes in our capital structure, management, control, and business. Each of these areas are regulated by the Investment Act, which regulations have the purported purpose of protecting purchasers of investment company securities. Since we do not plan to register as an investment company, our shareholders will not be afforded these protections.

     Even if we restrict our activities as described above, it is possible that we may be classified as an inadvertent investment company. This would be most likely to occur if significant delays are experienced in locating a business opportunity.

     We intend to vigorously resist classification as an investment company and to take advantage of any exemptions or exceptions from application of the Investment Act, including an exception which allows an entity a one-time option during any three (3) year period to claim an exemption as a transient investment company. The necessity of asserting any such contention, or making any other claim of exemption, could be time consuming, costly or even prohibitive.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Employees
---------

     As of October 31, 2002, we had four part-time employees.


ITEM 2.   DESCRIPTION OF PROPERTY.
          -----------------------

          Our executive offices are located at 150 Broadhollow Road, Suite 103, Melville, New York 11747. This office may be reached at (631) 385-6200.

          The office consists of approximately 1,800 square feet, leased under the terms of one lease. We have a 3-year lease for this office space through 2005.

          The future minimum lease commitments are as follows:

          June 30, 2003                       $32,712
          June 30, 2004                       $34,020
          June 30, 2005                       $26,271

          All property is insured to industry standards.


ITEM 3.   LEGAL PROCEEDINGS.
          -----------------

          NONE

                                     PART II

ITEM 5.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.
          --------------------------------------------------------

          1.   Market Information
               ------------------
               Our stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CDKX." As of November 11, 2002, we had 36,196,267 shares of common stock outstanding. Of this amount, 21,341,615 of those shares are nonrestricted and 14,854,652 of those shares are restricted. As of November 11, 2002, the number of holders of record of our common stock, $0.0001 par value, was 125. The following table sets forth the range of high and low sales prices for the stock for each full quarterly period within the two most recent fiscal years and any subsequent interim period covered by the financials. The sales represent prices between dealers, do not include retail markup, mark down or other fees or commissions, and do not necessarily represent actual transactions.

Calendar Quarter                          Ended Bid Prices
----------------                    ------------------------------
                                     Low                     High
                                    -----                   ------
FISCAL YEAR 2000
----------------
September 30, 1999                  $.968                   $1.843

December 31, 1999                   $.350                   $1.000

March 31, 2000                      $.375                   $8.200

June 30, 2000                       $1.312                  $5.950


FISCAL YEAR 2001
----------------
September 30, 2000                  $.687                   $3.937

December 31, 2000                   $.145                   $1.000

March 31, 2001                      $.1510                  $.2604

June 30, 2001                       $.086                   $.193


FISCAL YEAR 2002
----------------
September 30, 2001                  $.06                    $.11

December 31, 2001                   $.20                    $.06

March 31, 2002                      $.16                    $.06

June 30, 2002                       $.09                    $.03


FISCAL YEAR 2003
----------------
September 30, 2002                  $.07                    $.03


               We understand that, in 2003, subject to approval of the Securities and Exchange Commission, The NASDAQ Stock Market intends to phase out the OTC Bulletin Board, and replace it with the BBX. As proposed, the BBX will include an electronic trading system to allow order negotiation and automatic execution. The NASDAQ Stock Market has indicated its belief that the BBX will bring increased speed and reliability to trade execution, as well as improve the overall transparency of the marketplace. Specific criteria for listing on the BBX have not yet been announced, and the BBX may provide for listing criteria which we may not meet. If the OTC Bulletin Board is phased out and we do not meet the criteria established by the BBX, there may be no transparent market on which our securities may be included. In that event, investors may have difficulty buying and selling our securities and the market for our securities may be adversely affected thereby.

          2.   Dividend Policy
               ---------------
               To date, we have not paid a cash dividend to our common shareholders. We are also limited in our ability to do so under the terms of our 6% convertible subordinated debentures due September 1, 2003, as well as the terms of designation creating our Series Series A Preferred Stock.

          3.   Recent Sales Of Unregistered Securities; Use Of Proceeds From
               -------------------------------------------------------------
               Registered Securities
               ---------------------
               NONE


ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          ---------------------------------------------------------------
          RESULTS OF OPERATIONS
          ---------------------
          The following contains forward-looking statements based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. All statements, trends, analyses and other information contained in this report relative to trends in our financial condition and liquidity, as well as other statements, including, but not limited to, words such as "anticipate," "believe," "plan," "intend," "expect," "predict," and other similar expressions constitute those statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in the statements. Potential risks and uncertainties include, among others, those set forth below. Particular attention should be paid to the cautionary statements involving our limited operating history, the unpredictability of our future revenues, the unpredictable and evolving nature of our business model, the competitive multimedia CD and financial services industries and the risks associated with capacity constraints, systems development, management of growth and business expansion, as well as other risk factors.

Overview
--------
          We are a holding company incorporated in the State of Delaware. We have two subsidiaries through which we conduct our business: (1) CDKnet, LLC, a New York limited liability company, and (2) Diversified Capital Holdings, LLC, a Delaware limited liability company.

          We have developed a multimedia technology, called CDK(TM), which integrates audio, video and Internet connectivity on a standard compact disc. Our technology enables users to create their own personalized compact discs simply by visiting a Website. These custom compact discs play audio and display videos on a full-screen, using high-quality videos and digital technology. The custom compact discs also include software applications and targeted Web links.

          As described below, the CDK(TM) product is used by Elbit Ltd. as a distribution platform for their Vflash messenger in accordance with a technology and licensing agreement which we have with them. Potential target industries include: (1) entertainment (music, movies, and TV); (2) travel and tourism; (3) professional sports; (4) financial services; (5) education; (6) toys/games; (7) fashion; (8) food/cooking; (9) automotive; and (10) healthcare.

          In June 2001, we sold substantially all of the assets of our subsidiary (consisting of the Valueflash messenger), CDK Financial Corp. to Elbit Limited for $3.5 million in cash plus the assumption of liabilities and forgiveness of indebtedness. In connection with the sale of ValueFlash, we entered into a Technology and License Agreement with Elbit whereby the parties agreed that for an initial 3-year period, we shall provide CDKs(TM) for Elbit in return for disc mastering fees and per disc production fees.

          We have a limited operating history. While historically we have generated revenues primarily from development and use fees for client specific CD's and the sale of custom CD's, in fiscal 2002, most of our resources were directed to developing our corporate management consulting services in accordance with our fiscal 2002 operating plan, which we abandoned in October, 2002.

          In fiscal 2002, our most significant expenditures were incurred for through our efforts to develop our corporate management consulting services business, due, in part, to the expense of retaining appropriate executive management and consultants to oversee and assist our Diversified Capital subsidiary and is making investments. On October 22, 2002, we entered into an agreement to sell certain assets including the business of Diversified, CDK Financial and CDKNet LLC to Universal. The consulting business and investments of Diversified, CDK Financial and CDKNet LLC were transferred to Universal and the transfer of assets relating to the production of compact disks will be transferred to Universal when requisite consents are received. The total consideration for the sale of assets is $550,000 in the form of a secured note due in equal monthly installments with interest at the rate of 5% per annum for a period of three years.

          We are actively seeking appropriate candidates for merger or acquisition. On August 21, 2002, we signed a letter of intent for a reverse merger with Global Leisure Corp., a privately held U.S. Company. The letter of intent has expired, and the parties have agreed not to pursue this transaction.

          In the near term, we will continue to focus on generating revenue from our licensing agreement with Elbit, Ltd.

          We receive funds from product sales and services. To date, we have primarily focused our funds on the development of our CDK(TM), ValueFlash and MixFactory products (discontinued) and during fiscal 2002 to expended funds on the development of our corporate management consulting services business which has been sold.

          While we have not raised money from private sales of our common stock since June 2001, however, we may continue to explore various financings including private placements and debt financings during fiscal 2003.

Activities Related to Diversified
---------------------------------
          On August 14, 2001, we completed our first private equity investment in Eascent, LLC, a New York limited liability corporation, engaged in the import, export, and distribution of new products and technologies between the United States and Eastern and Central Europe. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Eascent and (2) warrants to purchase up to an additional 5% of the equity of Eascent at current funding value for a period of two years. Our investment in Eascent was part of the implementation of our new business strategy. Steven A. Horowitz, our Chairman, Chief Executive Officer and Secretary is a principal owner and officer of Eascent.

          In September 2001, we loaned $500,000 to DBS Industries under a convertible note receivable. This note bears interest at 6% per annum and is convertible at the lower of $0.98 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. However, the conversion price shall in no event be lower than $0.21 per share (the Minimum Conversion Price). By June 30, 2002, we had converted the note into 2,354,205 shares of DBS Industries common stock. In July 2002, we sold the DBS shares to Target Growth Fund Ltd. for a $450,000 8% note due July 18, 2003.

     On October 4, 2001, we completed our second private equity investment in Optical Systems, LLC, a New York limited liability corporation, engaged in the design and development of optoelectronic devices for the marine safety marketplace. Effective October 19, 2001, Optical Systems LLC merged with Optical Systems Inc., a Delaware corporation formed for such purpose. The investment, which was repaid by Optical in April, 2002, consisted of a convertible bridge financing of $100,000 and provided us with (1) the opportunity to convert our loan into a 10% equity stake in Optical Systems and (2) warrants to purchase up to an additional 5% of the equity of Optical Systems at a fifty percent premium to current funding value for a period of two years. Steven A. Horowitz, our Chairman, Chief Executive Officer and Secretary is a principal owner of Optical Systems, Inc. The note was repaid April 11, 2002.

          On December 14, 2001 we loaned $50,000 to International Fuel, Inc., under a note.

          On February 12, 2002, Diversified Capital (formerly "Azure") loaned $30,000 to Augrid of Nevada, Inc., a Nevada corporation, under a convertible debenture. This debenture bears interest at 6% per annum and is convertible at the lower of $0.015 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. Pursuant to this transaction, we also received 600,000 2-year warrants to purchase the common stock of Aurgid of Nevada, Inc. at $0.015 per share.

          In August of 2001, Steven A. Horowitz made a personal loan in the amount of $250,000 to Spiga Limited, a shareholder of our Series A Preferred Stock, in exchange for a promissory note. On February 12, 2002, Mr. Horowitz received $25,000 and approximately 250,000 shares of the Company's Series A Convertible Preferred Stock in complete satisfaction of the Note.

          On February 19, 2002, we made a one year loan in the principal amount of $17,000, at 7% interest to Panama Industries, Inc., a Delaware corporation, which loan was secured by Panama's assets. As part of the transaction, we also received two year warrants to purchase up to 100,000 shares of common stock of Panama Industries, Inc., which warrants were granted certain registration rights. On March 8, 2002, we made an additional one year loan in the principal amount of $18,000, at 7% interest to Panama Industries, Inc. As part of the transaction, the security agreement we previously entered into with Panama regarding our initial loan was amended to include the second loan.

          On March 5, 2002, Diversified Capital Holdings, LLC loaned $10,000 to Universal Media Holdings, Inc., a Delaware corporation, under a six month convertible note. This note bears interest at 12% per annum and the outstanding principal and interest is convertible at 30% of the closing price of the common stock of Universal Media Holdings, Inc. on the day of conversion.

          On March 5, 2002, Diversified Capital Holdings, LLC loaned $10,000 to Transventures Industries, Inc. (a/k/a Humana Trans Services Group, Ltd.), a New York corporation, under a six month convertible note. This note bears interest at 12% per annum. James W. Zimbler, our former Secretary and Executive Vice-President and the President of Diversified is also a principal shareholder, officer and director of Humana.

          On March 15, 2002, we appointed James W. Zimbler as our Secretary and Executive Vice President. We also appointed Mr. Zimbler to be the President of our wholly owned subsidiary, Diversified Capital Holdings, LLC. He resigned effective October 22, 2002.

          On April 11, 2002, our wholly owned subsidiary, Diversified Capital Holdings, LLC, entered into a 12 month, renewable Management Consulting Agreement with Panama Industries, Inc., a Delaware corporation. Pursuant to the agreement, Diversified will receive a monthly fee of $2,500 in return for consulting services beginning June 1, 2002 and a 22% equity interest, on a fully diluted basis, in Panama and James W. Zimbler, our former Secretary and Executive Vice-President as well as Diversified's President, was appointed to Panama's Board of Directors. As an inducement for Panama to enter into the agreement, we agreed to (i) forgive the outstanding principal and interest of the $17,000 February 19, 2002 Note; (ii) forgive the outstanding principal and interest of the $18,000 March 8, 2002 Note; (iii) pay Panama Industries an additional $20,000; and (iv) surrender our two year warrants to purchase up to 100,000 shares of common stock of Panama.

          On April 26, 2002, Diversified entered into a settlement agreement with Dominix, Inc., regarding the failure of Domminix to timely file and cause to be effective a certain registration statement which was to have registered the shares of common stock of Dominix issuable upon the conversion of Diversified's $100,000 6% debenture as well as the 2 year warrants to purchase up to 2,000,000 shares of common stock of Dominix. In settlement of said default, Dominix granted Diversified the right to convert up to the entire $100,000 principal balance the 6% debentures into up to 1,333,333 shares of Dominix's Series A Preferred Stock, which the Board of Dominix authorized and designated, each share of which is convertible, in the sole discretion of the Holder, into 100 shares of common stock of Dominix. Additionally, as part of the settlement agreement, the officers and directors of Dominix resigned their positions with Dominix and appointed Andrew J. Schenker our President and Chief Operating Officer as well as a one of our Directors as Dominix's new Chairman and Chief Executive Officer and James W. Zimbler our former Secretary and Executive Vice-President as a Director and the President of Dominix.

          In April 2002, we transferred $500,000 to Euroba Management Limited. Euroba is an affiliate of Spiga Limited, an investment fund that owns shares of our Series A Preferred Stock. As of November 12, 2002, $400,000 of these funds have been returned to us.

          On May 22, 2002, Diversified acquired a 100% ownership interest in Crossover Advisors, Inc., a Delaware corporation, for an aggregate purchase price of $99,500, consisting of 69,500 shares of our Series A Preferred Stock valued at $1.00 per share and two non-interest bearing notes payable in the aggregate principal amount $30,000. Pursuant to the Stock Purchase Agreement (i) we retained James W. Zimbler, a principal of JWZ Holdings, Inc., one of the Sellers, as our Executive Vice President and Secretary and (ii) Diversified entered into a renewable 12 month management consulting agreement with Adelphia Holdings, LLC, one of the Sellers, providing Adelphia with a monthly $3,000 consulting fee as well as a 1/7 interest in a revenue sharing plan, the terms and conditions of which have not been determined. Pursuant to the terms of the proposed acquisition, we entered into a two year employment agreement with James
W. Zimbler and Diversified entered into a one year renewable consulting agreement with Adelphia Holdings, LLC. Mr. Zimbler is the principal shareholder in JWZ Holdings, Inc. which holds a one-half ownership interest in Crossover Advisors, LLC. Adelphia Holdings, LLC holds the remaining one-half interest in Crossover. Mr. Zimbler resigned effective October 22, 2002 and the employment agreement terminated.

          On June 11, 2002, Diversified acquired 100% ownership interests in Comprehensive Resource Advisors, Inc. ("Comprehensive") and NBM Information Technology, Inc. ("NBM"), both New York corporations for an aggregate purchase price of $99,500, consisting of 69,500 shares of our Series A Preferred Stock valued at $1.00 per share. Pursuant to the Stock Purchase Agreement Diversified entered into a renewable 12 month management consulting agreement with Lee Rubinstein, a principal of both NBM and Comprehensive, providing Mr. Rubinstein with a monthly $5,000 consulting fee as well as a 1/7 interest in a revenue sharing plan, the terms and conditions of which have not been determined.

Results of Operations - Year ended June 30, 2002 compared to year ended
-----------------------------------------------------------------------
June 30, 2001
-------------
          As a result of the sale of substantially all of the business and the assets of our Valueflash subsidiary in June 2001, we concentrated our resources on developing our CDK operations and financial services business.

          During the year ended June 30, 2002, we incurred a net loss of $1,218,128 on revenues of $209,767 compared to a net loss of $7,287,000 on revenues of $5,874,000 for the year ended June 30, 2001. The decrease in revenues is directly attributable to our more limited operations following the sale of the assets of the Valueflash subsidiary in June 2001. The revenues generated for the year ended June 30, 2002 were substantially from our CDK operations

          The cost of revenues for the year ended June 30, 2002 was $139,560 compared to $2,234,000 for the year ended June 30, 2001. This decrease was directly attrituble to the sale of the assets of the Valueflash subsidiary in June 2001.

          For the year ended June 30, 2002, other operating expenses were $1,264,857 compared to $12,602,000 for the year ended June 30, 2001. This decrease reflects the sale of the assets of our Valueflash subsidiary in June 2001 and the resultant reduction in expenditures related to marketing and other overhead expenses to support the Valueflash operations. The Companies expenses for the year ended June 30, 2001 consisted primarily of salaries, consultants and professional fees.

          In October 2002, we agreed to sell the business operations of CDKnet, LLC and Diversified Capital and, accordingly, have determined to discontinue those operations as of that date. The transfer of CDK, LLC is pending our obtaining requisite consents. The Company is actively seeking appropriate candidates for merger and or acquisition.

Liquidity and Capital Resources
-------------------------------
          As of June 30, 2002, we had $435,944 in cash and cash equivalents. Our principal commitments are $165,000 in Subordinated Convertible Debentures, $103,000 in short term debt and $304,730 in accounts payable and accrued expenses. We do not have any material commitments for capital expenditures nor do we anticipate any. In addition, we do not anticipate any material use of our cash resources for marketing and advertising expenses. We anticipate that our existing cash resources will be used to fund operating expenses and for investments in debt and equity instruments.

          To date, as a result of losses from operations, our cash requirements have historically been financed primarily through the sale of debentures and common stock, although we have not sold our common stock in a private placement since June 2001, as well as from the sale of substantially all of the assets of Valueflash.com, Inc. to Elbit, Ltd. in June 2002.

          Net cash used by operating activities was $1,443,047 for the year ended June 30, 2002, compared to net cash used in operating activities of $2,393,000 for the year ended June 30, 2001. Cash used by operations resulted from net losses and reductions in accounts payable and accrued expenses partly offset by depreciation, amortization and impairment charges and services paid in common stock.

          Net cash used in investing activities was $368,503 for the year ended June 30, 2002 compared to net cash used in financing activities of $1,329,000 for the year ended June 30, 2001. Cash used in financing activities during the year ended June 30, 2002 resulted primarily from investments and debt/equity offerings offset, in part, by the receipt of $750,000 of previousily escrowed cash related to the sale of Valueflash assets. Cash used in financing activities during the year ended June 30, 2001 resulted from investments in joint ventures, purchases of furniture and equipment and the establishment of the cash escrow related to the sale of the Valueflash assets.

          Net cash used by financing activities was $9,456 for the year ended June 30, 2002 compared to net cash provided by financing activities of $4,944,000 for the year ended June 30, 2001. Net cash used by financing activities during the year ended June 30, 2002 resulted from $30,000 of debt issued and acquired in acquisition offset by $39,456 of repayments of notes payable. Cash provided in financing activities during the year ended June 30, 2001 resulted in proceeds of $1.4 million from the sale of common stock, $606,000 in proceeds from the sale of Valueflash assets and minority interest sale.

          We anticipate using funds in fiscal year 2003 to (i) continue ongoing operations (ii) seek an acquisition and (iii) repay debt. In October 2002, we agreed to sell substantially all of the assets of our custom CD business, corporate consulting services business and certain debt and equity investments for $550,000 in the form of a three year note receivable.

Factors Affecting Future Results
--------------------------------
          We do not provide forward-looking financial information. However, from time to time statements are made by employees that may contain forward looking information that involve risks and uncertainties. In particular, statements contained in this annual report that do not historically contain predictions are made under the Safe Harbor Corporate Private Sector Litigation Reform Act of 1995. Our actual result of operations and financial condition have varied and may in the future vary significantly from those stated in any predictions. Factors that may cause these differences include without limitation the risk, uncertainties and other information discussed within this report, as well as the accuracy of our internal estimate of revenue and operating expense levels. We face a number of risk factors which may create circumstances beyond the control of management and adversely impact the ability to achieve our business plan.


ITEM 7.   FINANCIAL STATEMENTS.
          --------------------

          Our financial statements are filed under this Item 7, beginning on page F-1 of this report.


ITEM 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
          ---------------------------------------------------------------
          FINANCIAL DISCLOSURE.
          --------------------

          NONE.

                                    PART III
                                    --------

ITEM 9.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
          -------------------------------------------------------------
          COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
          -------------------------------------------------

          The following sets forth our directors and executive officers and key employees as of October 31, 2002, their respective ages, the year in which each was first elected or appointed a director, and any other office held by each director:

CDKnet.com, Inc.
----------------

NAME OF DIRECTOR/       AGE         POSITION HELD               DATE ELECTED
OFFICER                                                         OR APPOINTED
--------------------------------------------------------------------------------
Steven A. Horowitz      43          Chairman, Chief             May 1998
                                    Executive Officer,
                                    and Secretary

Andrew J. Schenker      42          Director, President         May 1998,
                                    and Chief Operating         January 2002,
                                    Officer                     and March 2002

Anthony J. Bonomo       43          Director                    May 1998


Timothy J. Mayette      42          Chief Financial             September 2001
                                    Officer


CDKnet, LLC
-----------------

NAME OF DIRECTOR/       AGE         POSITION HELD               DATE ELECTED
OFFICER                                                         OR APPOINTED
--------------------------------------------------------------------------------
Steven A. Horowitz      43          Chairman, Chief Financial   May 1998
                                    Officer, and Secretary



Diversified Capital Holdings, LLC
---------------------------------

NAME OF DIRECTOR/       AGE         POSITION HELD               DATE ELECTED
OFFICER                                                         OR APPOINTED
--------------------------------------------------------------------------------
Andrew J. Schenker      42          Chief Executive Officer     February 2002

James W. Zimbler        38          President                   February 2002



FAMILY RELATIONSHIPS
--------------------

No family relationship exists between or among any of our directors, executive officers, and significant employees, as defined below, or any person contemplated to become such.

BUSINESS EXPERIENCE
-------------------

STEVEN A. HOROWITZ - Chairman, Chief Executive Officer and Secretary of CDKnet.com, Inc.; and Chairman, Chief Financial Officer and Secretary of CDKnet, LLC.

Mr. Horowitz has served as Chairman of the Board of Directors and Chief Executive Officer since May 1998. Mr. Horowitz served as our Secretary from May 1998 to May, 2002 and became Secretary in October, 2002. He served as our Chief Financial Officer from October 1999 until 2001. Additionally, Mr. Horowitz has served as the managing member of Creative Technology and CDKnet, LLC since October, 1998 and November, 1998, respectively. Mr. Horowitz holds various titles in companies in which Diversified has invested in including, CEO of Eascent and CEO of Optical. On October 22, 2002 he became President, CEO and Chairman of the Board of Universal Media Holdings, Inc. Since April 1, 2000, he has served as a partner in Moritt, Hock, Hamroff & Horowitz, LLP, a Garden City, New York-based law firm. From October 1, 1991 to March 2000, he was the founding principal of Horowitz, Mencher, Klosowski, & Nestler, P.C., a Garden City, New York-based law firm. Mr. Horowitz holds a degree from Hofstra University School of Law and a Master of Business Administration degree in Accounting from Hofstra University School of Business. Mr. Horowitz is an Adjunct Professor of Law at Hofstra University School of Law. In 1986 and 1987, Mr. Horowitz was Director of Taxes for Symbol Technologies, Inc., a New York Stock Exchange corporation. Mr. Horowitz is a member of the American Bar Association and the New York State Bar Association.

ANTHONY J. BONOMO - Director, CDKnet.com, Inc.

Mr. Bonomo has served as a director of CDKnet.com since June, 1998. He has, since 1986, served in various executive capacities at Administrators for the Professions, Inc., the Physicians' Reciprocal Insurers, one of the largest medical malpractice carriers in New York State, including Executive Vice President and Chief Operating Officer from 1993 to 1995 and President from 1995 to the present. Mr. Bonomo is a member of the New York State Bar and serves as a board member of several charitable associations and foundations.

TIMOTHY J. MAYETTE - Chief Financial Officer of CDKnet.com, Inc.

Mr. Mayette has served as Chief Financial Officer on a part time basis since September 2001. From July 1999 through December 2001, he was Chief Financial Officer of the northeast division of USI Administrators, a third party administrator of health insurance claims. From October 1997 through June 2001, he was Chief Financial Officer of PMCC Financial Corp., a mortgage banking company.

ANDREW J. SCHENKER - Director, President and Chief Operating Officer,
                     CDKnet.com, Inc., Chief Executive Officer, Diversified

Mr. Schenker became has served as a director of CDKnet.com since May, 1998. He became our President ion January, 2002 and was appointed as our Chief Operating Officer in April 2002. Mr. Schenker recently stepped down from his position as the Director of Finance for North America Sales and Services Division at Symbol Technologies, Inc. a manufacturer and world leader in bar-code based data transaction systems based in Holbrook, New York to concentrate on entreprenuerial opportunities. Since November 1986, he has held several financial management positions at Symbol Technologies, Inc., most recently at the position described above. He is also the trustee for several trusts and a public foundation, as well as an executive committee member of the Smithtown School District Industry Advisory Board.

Mr. Schenker also holds the following positions in entities in which we have invested:

Company                                     Title                    Since
-------                                     -----                    -----
Dominix, Inc.                            Chairman, CEO           April 30, 2002

Humana Trans Services Group, Ltd.        Director                     May, 2002

Universal Media Holdings, Inc.           CFO, Director         October 22, 2002

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          -------------------------------------------------------
          Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the SEC their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Exchange Act furnished to us, we believe that during the fiscal year ended June 30, 2002, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis.



ITEM 10.  EXECUTIVE COMPENSATION
          ----------------------

          The following sets forth all compensation paid by us of fiscal year ended June 30, 2002, to all of the executive officers of our subsidiaries, CDKnet, LLC and CDK Financial Corp.

1.   EXECUTIVE OFFICER COMPENSATION

CDKnet, LLC
----------------
The following table sets forth all compensation paid by us as of fiscal year ended June 30, 2002, to all of our executive officers:

                           SUMMARY COMPENSATION TABLE

--------------------------- --------- ----------------------------------- ------------------------------------------------
                                           Annual Compensation(1)(2)                      Long-Term Compensation
                                      ----------------------------------- ------------------------------------------------
                                                                                    Awards                 Payouts
                                                                          ------------------------- ----------------------
                                                                Other                  Securities              All Other
                                                               Annual     Restricted   Underlying               Compen-
         Name And                                             Compen-        Stock      Options/      LTIP      sation
     Principal Position     Year         Salary     Bonus       sation    Award(s)        SARs      Payouts        ($)
                                            ($)        ($)         ($)         ($)          (#)         ($)        (i)
                (a)            (b)          (c)        (d)         (e)         (f)          (g)         (h)
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Steven A. Horowitz(1)       FY01               0       --             0         --       1,550,000       --          --
                            FY02               0       --             0         --               0       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
Andrew J. Schenker          FY01               0       --             0         --         100,000       --          --
                            FY02               0       --             0         --               0       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------
James W. Zimbler(2)         FY01               0       --             0         --               0       --          --
                            FY02         122,000       --             0         --               0       --          --
--------------------------- --------- ------------- --------- ----------- ------------ ------------ ---------- -----------

 (1) Mr. Horowitz is our Chairman, Chief Executive Officer and Secretary. In fiscal 2002, Mr. Horowitz was considered a consultant because he did not keep regular hours, decided his own schedule and otherwise fit the characteristics of a consultant as promulgated under the relevant sections of the Internal Revenue Code and Regulations and case law. During fiscal 2000, we accrued $78,000 for such consulting services for Mr. Horowitz, none of which has been paid. Commencing July 1, 2000, Mr. Horowitz became an employee of CDKnet.com, Inc.
 (2) Resigned effective October 22, 2002.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)
                               -------------------

-------------------------- ------------------ --------------------- -------------------- -------------------
                                                    Percent Of
                               Number Of          Total Options/
                                Securities        SARs Granted
                               Underlying         To Employees            Exercise Or
                             Options/SARs           In Fiscal            Base Price
       Name                   Granted (#)              Year                 ($/Sh)         Expiration Date
       (a)                        (b)                  (c)                   (d)                   (e)
-------------------------- ------------------ --------------------- -------------------- -------------------
Steven A. Horowitz         FY02         0                 0%                   $0
                           FY01   750,000             15.79%                 $.20                1/9/01
                                  800,000             16.84%                 $.50               1/31/03
                           ------------------ --------------------- -------------------- -------------------
Andrew J. Schenker (1)     FY02         0                 0%                   $0
                           FY01   100,000              2.11%                 $.20                1/8/06
-------------------------- ------------------ --------------------- -------------------- -------------------

-------------------
(1) At the time the options above were granted, Mr. Schenker's was one of our Directors and held no other position. Mr. Schenker also currently serves as our President and Chief Operating Officer, effective January, 2002 and March, 2002, respectively.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES
                                -----------------

-------------------------- -------------- -------------- ------------------- -------------------
                                                              Number Of
                                                             Securities           Value Of
                                                             Underlying          Unexercised
                              Shares                         Unexercised        In-The-Money
                            Acquired                        Options/SARs        Options/SARs
                                 On            Value        At FY-End (#)       At FY-End ($)
                             Exercise        Realized       Exercisable/        Exercisable/
    Name                         (#)             ($)        Unexercisable       Unexercisable
      (a)                        (b)             (c)             (d)                 (e)
-------------------------- -------------- -------------- ------------------- -------------------
-------------------------- -------------- -------------- ------------------- -------------------


Steven A. Horowitz         FY02         0              0         1,500,000/0                  $0
                           -------------- -------------- ------------------- -------------------

Andrew J. Schenker         FY02         0              0           100,000/0                  $0
                           -------------- -------------- ------------------- -------------------
-------------------------- -------------- -------------- ------------------- -------------------

-------------------

2.   COMPENSATION OF DIRECTORS

Effective January 9, 2001, our directors agreed to be compensated for their services at the rate of $2,000 per year, retroactive to their respective dates of engagement.


3.   EMPLOYMENT AGREEMENTS

On March 15, 2002, we entered into an employment agreement with James W. Zimbler to serve as our Executive Vice President and Secretary. The agreement provides that Mr. Zimbler shall receive: (A) an annual salary of $132,000; (B) up to $500 per month paid to an auto leasing company on his behalf; and (C) a 1/7 interest in a revenue sharing plan of Diversified, the terms of which have not been established. The agreement provides for a two year term and may be terminated upon notice with or without "cause" (as defined). If terminated without cause, Mr. Zimbler is entitled to six months salary as severance. Mr. Zimbler resigned effective October 22, 2002 and accordingly, our obligations under the contract ceased.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          --------------------------------------------------------------

          The following table sets forth information with respect to the share ownership of our common stock, $.001 par value, by our officers and directors, both individually and as a group, and by the record and/or beneficial owners of more than 5 percent of the outstanding amount of such stock as of November 11, 2002:

      SHARES OF COMMON STOCK OWNED BENEFICIALLY AND OF RECORD BY MANAGEMENT

Name and Address                    Amount and Nature               Percent of
of Beneficial Owner                 of Beneficial Ownership         Class(1)(2)
------------------                  -----------------------         -----------
Steven A. Horowitz                         3,342,887(3)                 9%
c/o 150 Broadhollow Road
Suite 103
Melville, New York 11747

Andrew J. Schenker                           393,122(4)                 1%
c/o 150 Broadhollow Road
Suite 103
Melville, New York 11747

Anthony J. Bonomo                            350,000(5)                 *
c/o 150 Broadhollow Road
Suite 103
Melville, New York 11747

Timothy J. Mayette                                 0                    *
c/o 150 Broadhollow Road
Suite 103
Melville, New York 11747

Masaki Hashimoto                           7,368,421                   20%
2-3-35 Nighizaka Tsushima
Okayama City, Okayama Japan

Erno and Rachel Bodek                      3,000,000                    8%
c/o Victoria Sales Corporation
541 West 21st Street
New York, New York 10011

All officers and directors                 4,086,009(6)                11%
as a group (4 persons)
---------------
Notes to table of beneficial shareholders
*Denotes less than 1%

(1) There were 36,196,267 shares of common stock outstanding as of November 11, 2001.

(2) Except for the limitations set forth in the Stockholders Agreement dated May 7, 1998, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in this table and these notes. See Exhibit 4.2.

(3) Mr. Horowitz is our Chairman of the Board of Directors, Chief Executive Officer, and Secretary. This figure does not include 150,000 warrants issued to Horowitz, Mencher, Klosowski & Nestler P.C., a law firm formerly controlled by Mr. Horowitz, in connection with a loan and loan extension. Of the 3,342,887 shares attributed to Mr. Horowitz in the table, 30,000 shares are owned by his wife, Katherine Horowitz, 10,000 are held by Mr. Horowitz c/f Daniel Horowitz UGMA NY and 10,000 are held by Mr. Horowitz c/f Joshua D. Horowitz UGMA NY. This table also includes 750,000 two-year warrants to purchase common stock at the exercise price of $0.20 per share and 800,000 two-year options to purchase common stock at the exercise price of $0.50 per share. Does not include up to 21,000,200 additional shares of common stock which may be obtained upon conversion of 250,000 shares of Series A Preferred Stock. Mr. Horowitz agreed to acquire the shares of Series A Preferred Stock, but there is not a sufficient number of authorized but unissued shares of common stock to permit conversion.

(4) This table includes options to purchase 50,000 shares of our common stock under the Plan and options to purchase 100,000 shares of common at $0.20 per share outside of the plan. Mr. Schenker is one of our directors and serves as our President and Chief Operating Officer as well as the Chief Executive Officer of our Diversified subsidiary.

(5) This table includes options to purchase 50,000 shares of our common stock under the Plan and options to purchase 100,000 shares of common at $0.20 per share outside of the plan. Mr. Bonomo is one of our directors.

(6) Includes all stock options to purchase 1,150,000 shares of common stock and 750,000 warrants owned by officers and directors. Does not include shares of common stock which may be obtained by officers and directors upon the conversion of shares of Series A Preferred stock. See Note (3) above.

2.   INDEBTEDNESS OF MANAGEMENT

     No member of our management is or has been indebted to us. No director or executive officer is personally liable for repayment of amounts advanced any financing received by us.

3.   PROMOTERS

     None.



ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

          1. TRANSACTIONS WITH MANAGEMENT AND OTHERS; CERTAIN BUSINESS RELATIONSHIPS; PROMOTERS

          On August 14, 2001, we completed our first private equity investment in Eascent, LLC, a New York limited liability corporation, engaged in the import, export, and distribution of new products and technologies between the United States and Eastern and Central Europe. The investment consists of a convertible bridge financing of $100,000 and provides us with (1) the opportunity to convert our loan into a 10% equity stake in Eascent and (2) warrants to purchase up to an additional 5% of the equity of Eascent at current funding value for a period of two years. Our investment in Eascent was part of the implementation of our new business strategy. Steven A. Horowitz, our Chairman and Chief Executive Officer is a principal owner and officer of Eascent.

          In September 2001, we loaned $500,000 to DBS Industries under a convertible note receivable. This note bears interest at 6% per annum and is convertible at the lower of $0.98 (the Fixed Conversion Price) or a variable conversion price depending upon certain events. However, the conversion price shall in no event be lower than $0.21 per share (the Minimum Conversion Price). By June 30, 2002, we had converted the note into 2,354,205 shares of DBS Industries common stock. In July 2002, we sold the DBS shares to Target Growth Fund Ltd. for a $450,000 8% note due July 18, 2003. Target Growth is the holder of shares of our Series A Preferred Stock.

          On October 4, 2001, we completed our second private equity investment in Optical Systems, LLC, a New York limited liability corporation, engaged in the design and development of optoelectronic devices for the marine safety marketplace. Effective October 19, 2001, Optical Systems LLC merged with Optical Systems Inc., a Delaware corporation formed for such purpose. The investment, which was repaid by Optical in April, 2002, consisted of a convertible bridge financing of $100,000 and provided us with (1) the opportunity to convert our loan into a 10% equity stake in Optical Systems and (2) warrants to purchase up to an additional 5% of the equity of Optical Systems at a fifty percent premium to current funding value for a period of two years. Steven A. Horowitz, our Chairman, Chief Executive Officer and Secretary is a principal owner of Optical Systems, Inc. The note was repaid April 11, 2002.

          In August of 2001, Steven A. Horowitz made a personal loan in the amount of $250,000 to Spiga Limited, a shareholder of our Series A Preferred Stock, in exchange for a promissory note. On February 12, 2002, Mr. Horowitz received $25,000 and approximately 250,000 shares of the Company's Series A Convertible Preferred Stock in complete satisfaction of the Note.

          On February 19, 2002, we made a one year loan in the principal amount of $17,000, at 7% interest to Panama Industries, Inc., a Delaware corporation, which loan was secured by Panama's assets. As part of the transaction, we also received two year warrants to purchase up to 100,000 shares of common stock of Panama Industries, Inc., which warrants were granted certain registration rights. On March 8, 2002, we made an additional one year loan in the principal amount of $18,000, at 7% interest to Panama Industries, Inc., a Delaware corporation. As part of the transaction, the security agreement we previously entered into with Panama regarding our initial loan was amended to include the second loan.

          On March 5, 2002, Diversified Capital Holdings, LLC loaned $10,000 to Universal Media Holdings, Inc., a Delaware corporation, under a six month convertible note. This note bears interest at 12% per annum and the outstanding principal and interest is convertible at 30% of the closing price of the common stock of Universal Media Holdings, Inc. on the day of conversion.

          On March 5, 2002, Diversified Capital Holdings, LLC loaned $10,000 to Transventures Industries, Inc. (a/k/a Humana Trans Services Group, Ltd.), a New York corporation, under a six month convertible note. This note bears interest at 12% per annum. James W. Zimbler, our former Secretary and Executive Vice-President and the President of Diversified is also a principal shareholder, officer and director of Humana.

          On March 15, 2002, we appointed James W. Zimbler as our Secretary and Executive Vice President. We also appointed Mr. Zimbler to be the President of our wholly owned subsidiary, Diversified Capital Holdings, LLC. He resigned effective October 22, 2002.

          On April 11, 2002, our wholly owned subsidiary, Diversified Capital Holdings, LLC, entered into a 12 month, renewable Management Consulting Agreement with Panama Industries, Inc., a Delaware corporation. Pursuant to the agreement, Diversified will receive a monthly fee of $2,500 in return for consulting services beginning June 1, 2002 and a 22% equity interest, on a fully diluted basis, in Panama and James W. Zimbler, our former Secretary and Executive Vice-President as well as Diversified's President, was appointed to Panama's Board of Directors. As an inducement for Panama to enter into the agreement, we agreed to (i) forgive the outstanding principal and interest of the $17,000 February 19, 2002 Note; (ii) forgive the outstanding principal and interest of the $18,000 March 8, 2002 Note; (iii) pay Panama Industries an additional $20,000; and (iv) surrender our two year warrants to purchase up to 100,000 shares of common stock of Panama.

          On April 26, 2002, Diversified entered into a settlement agreement with Dominix, Inc., regarding the failure of Domminix to timely file and cause to be effective a certain registration statement which was to have registered the shares of common stock of Dominix issuable upon the conversion of Diversified's $100,000 6% debenture as well as the 2 year warrants to purchase up to 2,000,000 shares of common stock of Dominix. In settlement of said default, Dominix granted Diversified the right to convert up to the entire $100,000 principal balance the 6% debentures into up to 1,333,333 shares of Dominix's Series A Preferred Stock, which the Board of Dominix authorized and designated, each share of which is convertible, in the sole discretion of the Holder, into 100 shares of common stock of Dominix. Additionally, as part of the settlement agreement, the officers and directors of Dominix resigned their positions with Dominix and appointed Andrew J. Schenker our President and Chief Operating Officer as well as a one of our Directors as Dominix's new Chairman and Chief Executive Officer and James W. Zimbler our former Secretary and Executive Vice-President as a Director and the President of Dominix.

          In April 2002, we transferred $500,000 to Euroba Management Limited. Euroba is an affiliate of Spiga Limited, an investment fund that owns shares of our Series A Preferred Stock. As of November 12, 2002, $400,000 of these funds have been returned to us.

          On May 22, 2002, Diversified acquired a 100% ownership interest in Crossover Advisors, Inc., a Delaware corporation, for an aggregate purchase price of $99,500, consisting of 69,500 shares of our Series A Preferred Stock valued at $1.00 per share and two non-interest bearing notes payable in the aggregate principal amount $30,000. Pursuant to the Stock Purchase Agreement (i) we retained James W. Zimbler, a principal of JWZ Holdings, Inc., one of the Sellers, as our Executive Vice President and Secretary and (ii) Diversified entered into a renewable 12 month management consulting agreement with Adelphia Holdings, LLC, one of the Sellers, providing Adelphia with a monthly $3,000 consulting fee as well as a 1/7 interest in a revenue sharing plan, the terms and conditions of which have not been determined. Pursuant to the terms of the proposed acquisition, we agreed to enter into a two year employment agreement with James W. Zimbler and Diversified agreed to enter into a one year renewable consulting agreement with Adelphia Holdings, LLC. Mr. Zimbler is the principal shareholder in JWZ Holdings, Inc. which holds a one-half ownership interest in Crossover Advisors, LLC. Adelphia Holdings, LLC holds the remaining one-half interest in Crossover. Mr. Zimbler resigned effective October 22, 2002 and the employment agreement terminated.

          On June 11, 2002, Diversified acquired 100% ownership interests in Comprehensive Resource Advisors, Inc. ("Comprehensive") and NBM Information Technology, Inc. ("NBM"), both New York corporations for an aggregate purchase price of $99,500, consisting of 69,500 shares of our Series A Preferred Stock valued at $1.00 per share. Pursuant to the Stock Purchase Agreement Diversified entered into a renewable 12 month management consulting agreement with Lee Rubinstein, a principal of both NBM and Comprehensive, providing Mr. Rubinstein with a monthly $5,000 consulting fee as well as a 1/7 interest in a revenue sharing plan, the terms and conditions of which have not been determined.

          On October 15, 2002, we entered into an agreement with the holders of our Series A Preferred Stock to settle claims related to our failure to reserve an adequate number of shares of common stock to cover our obligation to convert shares of Series A into shares of common stock at a floating rate. The agreement also calls for the settlement of $139,959 of accrued cumulative dividend by our issuance of 139,959 Series A shares, pro rata to the holders, amending the Series A designation to fix the conversion rate at 100 shares of common stock per Series A share, give the holders voting rights on an "as if converted" basis and eliminating any contractual restrictions on the amount of shares of common stock the holders of Series A shares may obtain upon conversion. These changes will be effective upon the filing of an amendment to the Series A designation.

          On October 22, 2002 we entered into an agreement to sell certain assets including the business of Diversified, CDK Financial and CDKNet, LLC to Universal Media Holdings, Inc. ("Universal") at the time of the transaction, James W. Zimbler served as President and a Director of Universal and also served as Secretary and Executive Vice President of CDKNet.Com. On the same day, Steven
A. Horowitz, our CEO and Andrew Schenker, our COO were appointed President, CEO and CFO respectively, of Universal. Certain of the assets comprising the consulting business of Diversified and investments we made were transferred to Universal. CDKNet, LLC has not been transferred to Universal pending our obtaining requisite consents.

               During the years ended June 30, 2002 and 2001 legal services of $27,000 and $170,000, respectively, were provided by firms (the "Firms") in which Steven Horowitz, our CEO and principal stockholder, is a partner. Further, the Firms provided office space and accounting services for which no fees were paid during the year ended June 30, 2001 and we recorded an expense of $47,000 for such services.

          2.   INDEBTEDNESS OF MANAGEMENT

               No member of our management is or has been indebted to us. No director or executive officer is personally liable for repayment of amounts advanced from any financing received by us.


ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K.
          --------------------------------

          (a) The exhibits to this Form 10-KSB are listed in subsection (d) of this Item 13.

          (b) We did not file any Form 8-K reports in the last quarter of the fiscal year ended June 30, 2002.

          (c) Our financial statements are set forth beginning on page F-1 of this report.

          (d)  Exhibits.

                                  EXHIBIT INDEX
                                  -------------
     3.1 Articles of Incorporation of the Registrant. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     3.2 Amendment to the Articles of Incorporation. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     3.3 By-Laws of the Registrant. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     3.4 Certificate of Merger of the Registrant. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     3.5 Amendment to the Articles of Incorporation. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     3.6 Designation of Series A Preferred Stock. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     4.1 Specimen of Common Stock Certificate. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     4.2 Technology Horizons Corp. Stockholders Agreement dated May 7, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     4.3 Subscription Agreement, between CDKnet.com, Inc. and Mr. Masaki Hashimoto dated December 15, 2000. (Incorporated by reference from our Report on Form 8-K filed on January 17, 2001 (File No. 0-27587)).

     10.1 Technology Horizons Corp. 1998 Equity Incentive Plan. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.2 Convertible Subordinated Debenture Due February 1, 2009. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.2.1 Amendment No. 1 to Convertible Subordinated Debenture due February 1, 2009. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.3 Registration Rights Agreement between Technology Horizons Corp. and Kelly Music & Entertainment Corp. dated September 4, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.4 Assignment Agreement between Kelly Music & Entertainment Corp. and Technology Horizons Corp. dated September 4, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.5 Amendment to Registration Rights Agreement between Technology Horizons Corp. and Alvin Pock dated October 15, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.6 Amendment to Registration Rights Agreement between Technology Horizons Corp. and Robert L. Kelly dated October 15, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.7 Registration Rights Agreement between Technology Horizons Corp. and Robert L. Kelly dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.8 Registration Rights Agreement between Technology Horizons Corp. and Alvin Pock dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.9 Assignment Agreement between Robert L. Kelly and Technology Horizons Corp. dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.10 Assignment Agreement between Alvin Pock and Technology Horizons Corp. dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.11 Assignment Agreement between Kelly Music & Entertainment Corp. and CDKnet, LLC, dated June 3, 1998. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.12 Employment Agreement, dated August 1, 1999, by and between CDKNET.COM, INC. and Shai Bar-Lavi. (Incorporated by reference from our Registration Statement filed on Form 10-SB on October 7, 1999 (File No. 0-27587).)

     10.13 Finder's Agreement between the Registrant and Shai Bar-Lavi and Frederick Smithline dated June 1, 1999. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.14 Employment Agreement dated August 1, 1999, by and between CDK, LLC and Tom Ross. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.15 Stock Purchase Agreement between CDKnet.com, Inc. and the Gross Foundation, Inc., Steven A. Horowitz, Shai Bar-Lavi, and Michael Sonnenberg dated November 2, 1999. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.16 Subscription Agreement between CDK and Asia Pioneer Limited dated November 16, 1999. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)

     10.17 Technology and License Agreement CDK and Asia Pioneer Limited dated November 16, 1999. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)

     10.18 Agreement dated March 19, 1999 between Peterson's and CDKnet, LLC. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.19 Undated Registration Rights Agreement between Spiga Limited and CDK INC. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.20 Agreement dated October 25, 1999, between CDKnet, LLC and Atomic Pop, LLC. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)

     10.21 Agreement dated March 29, 1999, between Central Park Media Corp. and CDKnet, LLC. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.22 Purchase Agreement dated August 9, 1999 between CDK and Y2G. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.23 Convertible Subordinated Debenture Due September 1, 2003. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.24 Letter Agreement dated May 4, 1998, between Megaforce Entertainment and CDKnet, LLC regarding the use of CDK technology. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 2 on November 26, 1999 (File No. 0-27587).)

     10.25 Agreement dated August 5, 1999 between the Company and DreamWorks Records. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)

     10.26 Agreement dated September 16, 1999 between the Company and CollegeMusic, Inc. (Incorporated by reference from our Registration Statement filed on Form 10-SB Amendment No. 4 on March 6, 2000 (File No. 0-27587).)

     10.27 Agreement between CDKnet, Inc. and Young & Rubicam dated February 3, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.28 Agreement between ValueFlash.com Incorporated and Richard A. Eisner and Company dated April 15, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.29 Agreement between ValueFlash.com Incorporated, CDKnet, LLC, Track Marketing and Arcadia Marketing, Inc. dated May 4, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.30 Agreement between ValueFlash.com Incorporated, CDKnet, LLC, and Arcadia Marketing, Inc. dated May 4, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.31 Agreement between ValueFlash.com Incorporated, CDKnet, LLC, JMC Investments, LLC and Arcadia Marketing, Inc. dated May 4, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.32 Development Proposal between ValueFlash.com Incorporated, CDKnet, LLC and House of Blues dated May 12, 2000. (The Registrant has requested confidential treatment of certain portions of this exhibit and has omitted such portions. A complete copy has been filed separately with the Commission.)

     10.33 Agreement between ValueFlash.com Incorporated and ValueFlash Japan Inc. dated May 25, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.34 Agreement between ValueFlash.com Incorporated and Naviant Marketing Solutions, Inc. dated June 12, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.35 Agreement between ValueFlash.com Incorporated and theglobe.com, Inc. dated June 26, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.36 Agreement between CDKnet, LLC and the globe.com, Inc. dated June 26, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.37 Agreement between ValueFlash.com Incorporated and J. Walter Thompson U.S.A., Inc. dated June 29, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.38 Warrant to Purchase Stock between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000, for 5% interest in ValueFlash.com. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.39 Warrant to Purchase Stock between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000, for 5% interest in ValueFlash.com. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.40 Agreement between ValueFlash.com Incorporated and WPP Dotcom Holdings (Twelve) LLC dated June 29, 2000. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.41 Agreement between ValueFlash.com Incorporated and ACUSA.com dated June 1, 2000 for services to the House of Blues. (Incorporated by reference from our Registration Statement on Form SB-2 dated August 1, 2000 (File No. 333-42696).)

     10.42 Agreement between ValueFlash (Asia) Limited, Sprouts Online Pte Ltd. and Prodigy Alliances Pte Ltd. dated September 15, 2000.

     10.43 Collateral Assignment of Patents and Trademarks and Security Agreement between CDKnet.com, Inc., CDKnet, LLC and Steven A. Horowitz dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.44 Collateral Assignment of Patents and Trademarks and Security Agreement between ValueFlash.com, Incorporated, CDKnet.com, Inc., Steven A. Horowitz and Dan Roc Limited Partnership dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.45 10% - $100,000 Secured Promissory Note between CDKnet.com, Inc. and Steven A. Horowitz October 31, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.46 10% - $100,000 Secured Promissory Note between ValueFlash.com, Incorporated and CDKnet.com, Inc. dated October 31, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.47 10% - $250,000 Secured Promissory Note between ValueFlash.com, Incorporated and Dan Roc Limited Partnership dated October 10, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.48 10% - $100,000 Secured Promissory Note between ValueFlash.com, Incorporated and Steven A. Horowitz dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.49 10% - $250,000 Secured Promissory Note between ValueFlash.com, Incorporated and Steven A. Horowitz dated December 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.50 Security Agreement between CDKnet.com, Inc. and Steven A. Horowitz dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.51 Security Agreement between CDKnet.com, Inc., Steven A. Horowitz and Dan Roc Limited Partnership dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.52 Assignment of ValueFlash.com, Incorporated options by CDKnet.com, Inc. to Steven A. Horowitz and Dan Roc Limited Partnership dated November 14, 2000. (Incorporated by reference from our Report on Form 8-K on January 17, 2001 (File No. 0-27587)).

     10.53 Asset Purchase Agreement between CDKnet.com, Inc., ValueFlash.com Incorporated, and Elbit Limited dated June 13, 2001. (Incorporated by reference to our Report on Form 10-KSB for the year ended June 30, 2001.)

     10.54 Technology License Agreement between CDKnet.com, Inc., ValueFlash.com Incorporated, and Elbit Limited dated June 13, 2001. (Incorporated by reference to our Report on Form 10-KSB for the year ended June 30, 2001.)

     10.55 Letter Agreement between CDKNet.Com, Inc. and the holders of shares of Series A Preferred Stock dated October 15, 2002

     10.56 Agreement of Sale dated October 22, 2002 between CDKNet.Com, Inc. and Universal Media Holdings, Inc. relating to the sale of certain assets.

     10.57 Form of 3 year, 5% Note payable from Universal Media Holdings, Inc. to CDKNet.Com, Inc. dated October 22, 2002

     10.58 Security Agreement dated October 22, 2002 between Universal Media Holdings, Inc. and CDKNet.Com, Inc.

     16 Letter from former accountant Grant Thornton LLP. (Incorporated by reference from our report on Form 10-QSB Amendment No. 1, filed on February 25, 2000.)

     16.1 Letter from former Accountant, Wagner, Zwerman & Steinberg LLP. (Incorporated by reference from our Registration Statement on Form 10-SB Amendment No. 3 filed on December 28, 1999 (File No. 000-27587).)

     21        Subsidiaries of the Registrant.

     99.1 Chart of the signatories to the Company's Stockholder's Agreement (and their interest in the Company). (Incorporated by reference from our Registration Statement filed on Form SB-2 on December 22, 1999, as amended (File No. 333-93277).)

     99.2      Certification pursuant to 18 U.S.C. Section 1350.

     99.3      Certification pursuant to 18 U.S.C. Section 1350.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report on form 10-KSB to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      CDKnet.com, Inc. (Registrant)


                                      By: /s/ Steven A. Horowitz
                                          -------------------------------------
                                          Chairman, Chief Executive Officer,
                                          Chief Financial Officer and Secretary


                                      By: /s/ Timothy J. Mayette
                                          -------------------------------------
                                          Chief Financial Officer (Principal
                                          Financial and Accounting Officer



                                      Date: November 15, 2002






     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                            Chairman, Chief Executive
                            Officer, Chief Financial
/s/ Steven A. Horowitz        Officer and Secretary            November 15, 2002
----------------------        ---------------------            -----------------
Steven A. Horowitz                  Title                            Date



                                    Director
----------------------              --------                   -----------------
Andrew J. Schenker                  Title                            Date



/s/ Anthony J. Bonomo               Director                   November 15, 2002
----------------------              --------                   -----------------
Anthony J. Bonomo                   Title                            Date

                                  CERTIFICATION



           I, Steven A. Horowitz, certify that:

           1. I have reviewed this report on Form 10-KSB of CDKNet.Com, Inc.;

           2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

           3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respect the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.



November 15, 2002

                                             /s/ Steven A. Horowitz
                                             ----------------------------------
                                             Steven A. Horowitz, CEO

                                  CERTIFICATION



           I, Timothy J. Mayette, certify that:

           1. I have reviewed this report on Form 10-KSB of CDKNet.Com, Inc.;

           2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

           3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respect the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.



November 15, 2002

                                             /s/ Timothy J. Mayette
                                             ----------------------------------
                                             Timothy J. Mayette, CFO

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS



                                                                     Page
                                                                     ----

Report of Independent Certified Public Accountant                   F-1

Financial Statements:

Consolidated Balance Sheet at June 30, 2002                          F-2

Consolidated Statements of Operations for the years ended
June 30, 2002 and June 30, 2001                                      F-3

Consolidated Statement of Stockholders' Equity for the
years ended June 30, 2002 and June 30, 2001                          F-4

Consolidated Statements of Cash Flows for the years ended
June 30, 2002 and June 30, 2001                                      F-5 - F-6

Notes to Consolidated Financial Statements                           F-7 - F-22

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Stockholders
CDKNET.COM, Inc. and Subsidiaries


     We have audited the accompanying consolidated balance sheet of CDKNET.COM, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the each of the years ended June 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2002, and the results of its operations and cash flows for each of the years then ended June 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.





                                               /s/ RADIN, GLASS & CO, LLP


                                               Certified Public Accountants



New York, New York

November 11, 2002

                        CDKNET.COM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET



                                                                     JUNE 30,
                                                                       2002
                                                                   ------------

                                     ASSETS
CURRENT ASSETS
  Cash & cash equivalents                                          $    435,994
  Cash escrow                                                           500,000
  Assets held for sale, net                                             306,939
  Investments available for sale                                        941,933
  Prepaid expenses and other current assets                             105,339
                                                                   ------------
          Total current assets                                        2,290,205

NOTES RECEIVABLE                                                         22,000

FURNITURE AND EQUIPMENT  - at cost, less accumulated depreciation
  and amortization of $456,808                                           15,183

OTHER ASSETS                                                             15,360
                                                                   ------------
                                                                   $  2,342,748
                                                                   ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Accounts payable and accrued expense                             $    304,730
  Due to related parties                                                 38,000
  Other notes payable                                                   103,251
                                                                   ------------
          Total current liabilities                                     445,981


SUBORDINATED CONVERTIBLE DEBENTURES                                     165,000
MINORITY INTEREST                                                       133,664

COMMITMENTS and CONTINGENCIES
STOCKHOLDERS' EQUITY
  Series A 5.75% Convertible Preferred stock - par value $.0001 per share; authorized 5,000,000 shares; 1,529,000 shares
    outstanding (liquidation value $1,529,000)                        1,363,567
  Common stock - par value $.0001, per share; authorized,
    40,000,000 shares; 36,196,267; shares issued and outstanding          3,620
  Additional paid in capital                                         23,219,839
  Accumulated deficit                                               (22,972,923)
  Trerasury stock (400,000 shares)                                      (16,000)
                                                                   ------------
                                                                      1,598,103
                                                                   ------------
                                                                   $  2,342,748
                                                                   ============

The accompanying notes are an integral part of this statement

                        CDKNET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                  YEAR ENDED        YEAR ENDED
                                                   JUNE 30           JUNE 30
                                                     2002              2001
                                                 ------------      ------------

Net revenues                                     $    209,767      $  5,874,000
Cost of revenues                                      139,560         2,234,000
                                                 ------------      ------------

          Gross profit (loss)                          70,207         3,640,000

Selling, general and administrative expenses          944,556         8,436,000
Equity based compensation                             230,230         2,418,000
Depreciation and amortization                          90,071         1,748,000
                                                 ------------      ------------

          Loss from operations                     (1,194,650)       (8,962,000)

Other income and (expense):
  Interest income                                      71,393            10,000
  Interest expense,                                   (23,207)         (129,000)
  Impairment of long lived assets                    (577,000)       (3,610,000)
  Reversal of accruals                                460,000                 0
  Gain on sale of assets                                    0         5,411,000
  Minority interest in loss of subsidiary              45,336            (7,000)
                                                 ------------      ------------

          NET LOSS                                ($1,218,128)      ($7,287,000)
                                                 ============      ============

Preferred Dividend                                    106,885            85,000
                                                 ------------      ------------
Net Loss to common Stockholders'                  ($1,325,013)      ($7,372,000)
                                                 ============      ============

Basic and diluted earnings (loss) per share            ($0.04)           ($0.33)
                                                 ============      ============

Weighted-average shares outstanding-
  basic and diluted                                36,004,618        22,255,847
                                                 ============      ============


The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   For the years ended June 30, 2002 and 2001

                     SERIES A 5.75%
                      CONVERTIBLE
                       PREFERRED                                   ADDITIONAL                   UNEARNED                  TOTAL
                        STOCK                   COMMON               PAID-IN     ACCUMULATED  COMPENSATION  TREASURY   STOCKHOLDERS'
                        SHARES      AMOUNT      SHARES     AMOUNT    CAPITAL       DEFICIT      EXPENSE       STOCK       EQUITY
                      ----------  ----------  ----------  -------  -----------  ------------  ------------  ---------  -----------
Balance June 30, 2000  1,500,000  $1,265,000  21,236,986  $ 2,000  $19,258,000  ($14,434,000)    ($750,000) $       0  $ 5,341,000

Common stock and
  common stock
  warrants sold for
  cash, net of
  expenses                                     7,368,421    1,000    1,399,000                                           1,400,000
Conversion of
 preferred shares to
 common shares, net      (50,000)    (50,000)     79,605                50,000                                                   0
Conversion of 6%
 subordinated
 debentures to common
 shares, net                                     681,384               100,000                                             100,000
Common stock and
 options issued for
 services                                        950,000             1,794,000                  (1,437,000)                357,000
Amortization of
 unearned
 compensation                                                                                    2,061,000               2,061,000
Equity in issuance of
 subsidiary stock                                                      491,000                                             491,000
Preferred stock
 accretion                            34,000                                         (34,000)                                    0
Net loss                                                                          (7,287,000)                           (7,287,000)
                      ----------  ----------  ----------  -------  -----------  ------------  ------------  ---------  -----------
Balance June 30, 2001  1,450,000   1,249,000  30,316,396    3,000   23,092,000   (21,755,000)     (126,000)         0    2,463,000

Conversion of
 preferred shares to
 common shares, net      (60,000)    (50,598)  1,154,679      115       50,483                                                   0
Rounding                                 (67)                  32         (407)          205                                  (237)
Amortization of
 unearned
 compensation                                                                                      126,000                 126,000
Common stock issued
 for services                                  1,650,000      165      103,995                                             104,160
Preferred stock
 dividend                                      3,075,192      308                                                              308
Preferred stock
 accretion                            26,232                           (26,232)                                                  0
Issued preferred
 shares                  139,000     139,000                                                                               139,000
Acquire treasury
 stock                                                                                                        (16,000)     (16,000)
Net loss                                                                          (1,218,128)                           (1,218,128)
                      ----------  ----------  ----------  -------  -----------  ------------  ------------  ---------  -----------
Balance June 30, 2002  1,529,000  $1,363,567  36,196,267  $ 3,620  $23,219,839  ($22,972,923) $          0  ($ 16,000) $ 1,598,103
                      ==========  ==========  ==========  =======  ===========  ============  ============  =========  ===========

                        CDKNET.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                YEAR ENDED        YEAR ENDED
                                                                  30-JUN            30-JUN
                                                                   2002              2001
                                                               ------------      ------------
Cash flows from operating activities
  Net loss                                                     ($ 1,218,128)     ($ 7,287,000)
  Adjustments to reconcile net loss to net cash used in
  operating activities
    Depreciation and amortization                                    90,071         1,754,000
    Bad debt expense                                                                  255,000
    Gain on sale of assets                                                         (2,511,000)
    Reversal of accruals                                           (460,000)
    Impairment of long lived assets                                 577,000         3,610,000
    Common stock issued for services                                230,230         2,418,000
    Equity share of affiliated company's loss                                         400,000
    Minority interest in loss of consolidated subsidiary            (45,336)            7,000
    Changes in assets and liabilities
      Accounts receivable                                                            (645,000)
      Inventory                                                                       330,000
      Cash Escrow                                                                    (750,000)
      Prepaid expenses and other current assets                     (56,614)           (4,000)
      Accounts payable and accrued expense                         (560,270)          745,000
      Due to related party                                                             32,000
      Deferred revenue                                                               (747,000)
                                                               ------------      ------------
          Net cash used in operating activities                  (1,443,047)       (2,393,000)
                                                               ------------      ------------

Cash flows from investing activities
    Purchase of furniture and equipment                             (16,882)         (180,000)
    Cash escrow                                                     750,000          (500,000)
    Software development                                                             (156,000)
    Other liabilities                                                                 (23,000)
    Preferred stock issued for acquisitions                         139,000
    Assets held for sale, net                                      (183,688)
    Treasury stock acquired                                         (16,000)
    Investment in notes receivable                                  (22,000)
    Investments available for sale                               (1,018,933)
    Investment in joint ventures                                                     (470,000)
                                                               ------------      ------------
          Net cash used in investing activities                    (368,503)       (1,329,000)
                                                               ------------      ------------

Cash flows from financing activities
    Principal payments on capitalized lease of obligations                            (36,000)
    Proceeds from notes payable                                                     3,834,000
    Repayment of  notes payable                                     (39,456)         (860,000)
    Proceeds from issuance of common stock                                          1,400,000
    Minority interest                                                                 115,000
    Equity in ValueFlash                                                              491,000
    Debt issued in acquisiton                                        30,000
                                                               ------------      ------------

          Net cash (used by) provided by financing activities        (9,456)        4,944,000
                                                               ------------      ------------

          NET (DECREASE) INCREASE IN CASH                        (1,821,006)        1,222,000

Cash at beginning of period                                       2,257,000         1,035,000
                                                               ------------      ------------
Cash at end of period                                               435,994         2,257,000
                                                               ============      ============

                        CDKNET.COM, INC. AND SUBSIDIARIES

                                                                YEAR ENDED        YEAR ENDED
                                                                  30-JUN            30-JUN
                                                                   2002              2001
                                                               ------------      ------------

Supplemental disclosures of cash flow information:
    Cash paid during the period for Interest                         23,206            28,000
Noncash investing and financing transactions:
    Stock issued upon conversion of subordinated debentures               0           100,000
    Conversion of preferred stock to common stock                    50,598            50,000
    Common stock issued for purchase of investment                                    125,000
    Stock and stock warrants issued for financing costs                                47,000




The accompanying notes are an integral part of this statement.

                        CDKNET.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   For the years ended June 30, 2002 and 2001



NOTE 1 - NATURE OF OPERATIONS

CDKNET.COM, INC. and Subsidiaries, (collectively the "Company"), is a New York-based company that during the year ended June 30, 2002, provided corporate management advisory consulting services, private equity and debt investments and client specific compact discs (CDK'S) and certain related licensing fees. In June 2001, the Company sold its assets and certain liabilities related its ValueFlash.com subsidiary and licensed its technology for resale purposes to the purchaser of the ValueFlash.com assets. ValueFlash.com provided proprietary, non-intrusive, highly targeted e-messaging that enabled customers to communicate on a real time basis. During fiscal 2002, the Company continued to promote audio and video technology via CD's through a subsidiary and with the purchaser of the ValueFlash.com assets.

The Company has generated limited revenues from the sale of custom CDs and from management advisory fees. During the year ended June 30, 2002, most resources had been directed to developing corporate management advisory services and making investments in various debt/equity securities.

In October 2002, the Company sold substantially all of the assets of its custom CD business, its corporate management advisory service business and certain debt and equity investments. See "Subsequent Events" for additional details.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CDKNET.COM, INC. (the "Parent"), its wholly owned subsidiaries., and its majority owned subsidiary ValueFlash.com, Inc. ("ValueFlash"), up to June 13, 2001, Intercompany accounts and transactions have been eliminated in consolidation. Certain amounts for prior years have been reclassified to conform to the current presentation.


USE OF ESTIMATES

The Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that the Company uses.

REVENUE RECOGNITION AND DEFERRED REVENUE

The Company recognizes revenue for custom CD's on the date the product is shipped to the customer. Revenues from corporate management advisory are recognized pursuant to the underlying consulting agreement.


ACCOUNTING FOR LONG-LIVED ASSETS

The Company reviews long-lived assets, certain identifiable assets and any goodwill related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. For the year ended June 30, 2002, the company recorded a write down of $577,000 related to the carrying values of certain investments and notes receivable. For the year ended June 30, 2001, the Company recorded a write down of goodwill of $ 3,169,000 and a write down of capitalized patent costs of $441,000. These write downs are a result of the sale of ValueFlash assets.


CASH AND CASH EQUIVALENTS

All liquid investments having an original maturity not exceeding three months are treated as cash equivalents. Included in cash and cash equivalents at June 30, 2002 is $ 80,000 of restricted cash as collateral for a term loan. See Note 6.


INVESTMENTS

The Company determines the appropriate classifications of investments at the time of acquisition and re-evaluates the classifications at each balance sheet date. Investments may be classified as held-for-trading, held-to-maturity, or, when neither of those classifications is appropriate, as available-for-sale. The Company's investments in fixed maturity and equity securities are primarily classified as held-to-maturity. Held-to-maturity investments are carried at amortized cost, reflecting the Company's intent and ability to hold the securities to maturity. Available-for-sale securities are stated at fair value with net unrealized gains or losses reported as a separate component in shareholders' equity. Realized gains and losses, which arise when available for sale securities are sold (as determined on a specific identification basis) or other-than-temporarily impaired are included in the consolidated statements of earnings.


FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. Furniture and equipment are depreciated using the straight-line method over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized over the term of the related lease or the useful life of the improvements, whichever is shorter.

COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED

Cost in excess of fair value of net assets acquired ("goodwill") is being amortized on a straight-line basis over five years. On an ongoing basis, management reviews the valuation and amortization of goodwill to determine possible impairment by considering current operating results and comparing the carrying value to the anticipated undiscounted cash flows of the related assets


DEFERRED FINANCING COSTS

The costs associated with completed financings are being amortized ratably over the term of the financing.


RESEARCH AND DEVELOPMENT COSTS

Research and development costs include expenses incurred by the Company to develop new products and enhance the Company's existing products. Research and development costs are expensed as incurred. During the years ended June 30, 2002, and 2001 such costs aggregated $0 and $225,000, respectively.


SOFTWARE DEVELOPMENT COST

The Company capitalized software development costs in accordance with SFAS No. 86 and SOP 98-1. The Company had capitalized $343,000 of such software development costs during the year ended June 30, 2000. These costs were sold as part of the ValueFlash asset sale.


STOCK BASED COMPENSATION

The Company accounts for employee stock options in accordance with APB Opinion No. 25, "Accounting For Stock Issued to Employees" and has adopted the disclosure-only option under SFAS No. 123 for compensation to employees and directors. The Company accounts for non-employee stock transactions in accordance with SFAS NO. 123 and ETIF 96-18.


INCOME TAXES

The Company files consolidated income tax returns.

The Company follows the asset and liability method of accounting for income taxes by applying statutory tax rates in effect at the balance sheet date to differences among the book and tax bases of assets and liabilities. The resulting deferred tax liabilities or assets are adjusted to reflect changes in tax laws or rates by means of charges or credits to income tax expense. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.


LOSS PER COMMON SHARE

Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period.

All potential common shares have been excluded from the computation of diluted loss per share as their effect would be antidilutive and, accordingly, there is no reconciliation of basic and diluted loss per share for each of the periods presented.


FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, accounts payable and accrued expenses approximate their fair values on the short-term maturity of these instruments.


CONCENTRATION OF CREDIT RISK

Included in cash escrow is a $500,000 installment due in December 2002 from the sale of the ValueFlash assets. Periodically, the Company holds cash in the bank in excess of $100,000, which exceeds the FDIC insurance limits and is therefore uninsured. Included in investments held for sale is $500,000 in a offshore investment fund. In November 2002, the Company received back this $500,000. investment.


NEW ACCOUNTING DEVELOPMENTS

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combination", SFAS No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 143, "Accounting for Asset Retirement Obligations",. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. It also requires that the Company recognize acquired intangible assets apart from goodwill. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost, which will be effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company has adopted SFAS No. 141, SFAS No. 142 and SFAS No. 143. Such adoption did not have a material effect on the Company's financial position, results of operations and cash flows.

In June 2002 the FASB issued SFAS No. 146 on "Accounting for Costs Associated with Exit or Disposal Activities." The Company is reviewing the requirements and implications of adopting such standard by December 31, 2002. This Statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The Company currently does note believe adopting such standard will have a material effect on the presentation of its financial statements.


NOTE 3 - SALE OF VALUEFLASH ASSETS

On June 13, 2001, the Company sold predominately all of the assets of ValueFlash majority owned subsidiary plus the assumption of certain liabilities for $3,500,000 in cash. Pursuant to the terms of the sale agreement, $1,250,000 was placed in escrow awaiting the resolution of certain contingencies. Should the respective contingencies be resolved timely, the escrow cash from closing is to be released as follows; $500,000 nine months from closing, $250,000 twelve months from closing and $500,000 eighteen months from closing. As of June 30, 2002, the Company has received the first two installments totaling $750,000. In addition to the sale of the ValueFlash assets, the Company licensed the patented technology of ValueFlash to the purchaser for a term of three years, which automatically renews unless terminated by either party within 90 days of the renewal date. The license agreement requires certain reseller fees to be paid for CD's replicated or shipped, hosting fees or a " mastering fee". The license agreement provides for a first right of refusal upon the sale of such patent for the technology.

The sales attributed to the ValueFlash assets sold for fiscal 2001 was $5,419,000.


NOTE 4 -  ACQUISITION AND PURCHASE OF ASSETS

On July 8, 1998, the Company entered into an agreement, subsequently amended (the "Agreement"), based on terms previously agreed upon with Kelly Music & Entertainment, Inc. ("KME"), to acquire the minority interest of CDK LLC for $5,171,000. The consideration was (1) the retirement of $600,000 of notes accounted for as a stock subscription (2) issuance of 1,883,635 shares of the Company's common stock and (3) a cash payment of $65,000. The amendment provided for the waiver of previously agreed upon registration rights on common stock in excess of 250,000 shares, terminated any and all demand registration rights with certain stockholders of KME and released the Company from any and all claims, liabilities, demands and causes of action known or unknown that KME could assert in the future, as defined.

The Company accounted for the acquisition as a purchase. The Company valued the minority interest based on the shares issued at the market price of the stock after considering a 15% market discount for the shares that had no stated registration rights requirement. The estimated fair value of the tangible assets acquired of $700,000 approximated the book value of such assets. The excess consideration over the estimated fair value of the net assets acquired of $4,471,000 was been recorded as cost in excess of fair value of net assets acquired and is being amortized on a straight-line basis over five years. The remaining unamortized balance of $3,169,000 was written down during the year ended June 30, 2001.

On May 22, 2002, a subsidiary of the Company acquired 100% of Crossover Advisors for $99,500 consisting of 69,500 shares of Series A 5.75% Convertible Preferred Stock and the issuance of notes in the amount of $30,000. These notes bear interest at 6% and are due November 22, 2002. Crosover is engaged in the management advisory business. The Company acquired assets, consisting primarily of investments in common stock, valued at $73,056. In October 2002, the Company sold this business.

On June 11, 2002, a subsidiary of the Company acquired 100% of Comprehensive Resource Advisors, Inc and NBM Information Technology, Inc. for $69,500 consisting of 69,500 shares of Series A 5.75% Convertible Preferred Stock. The Company acquired net assets of $7,349. In October 2002, the Company sold this business.


NOTE 5 - INVESTMENTS

Data with respect to investments in securities with fixed maturities are as follows at June 30, 2002:

                            Amortized      Unrealized     Unrealized     Fair
                            Cost           Gains          Losses         Value
                            ----           -----          ------         -----
     Notes and
     Convertible Notes      $22,.000       0              0              $22,000

Contractual maturity dates are as follows:


Data with respect to investments in equity securities are as follows at June 30, 2002:

                                            Realized        Fair
                              Cost           (Loss)         Value
                              ----           ------         -----
     Common Stock           $518,933        $(77,000)      $441,933
     Investment Fund        $500,000        $ 0            $500,000

The investment fund is managed by a representative of the Preferred Stockholders of the Company. Through November 11, 2002, the Investment Fund had returned $400,000. of the Company's investment.

The Common Stock was sold in July 2002 to Target Growth Fund Ltd. subject to a one year note receivable in the amount of $450,000 with interest at 8% annually. Target Growth Fund Ltd. is a preferred stockholder of the Company.

NOTE 5 - FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following at June 30, 2002:

     Furniture                                              $    17,293
     Equipment                                                  446,240
     Leasehold improvements                                       8,458
                                                            -----------
                                                                471,991
     Less: accumulated depreciation and amortization            456,808
                                                            -----------
                                                            $    15,183
                                                            ===========

Depreciation expense for the years ended June 30, 2002 and 2001 was $83,699 and $211,000 respectively.

As part of the October 2002, sale of assets, the Company sold a piece of equipment with a net book value of $142,000. Accordingly, this asset is carried as part of assets held for sale at June 30, 2002.


NOTE 6 - LONG-TERM DEBT

TERM LOAN

In June 1999, the Company entered into a term loan with a lender. Borrowings aggregating $175,000 under the agreement, which are collateralized by the equipment and cash collateral provided by the Company's CEO, are repayable in monthly installments of approximately $3,500, including interest at 7.86% through March 2004. As of June 30, 2002 and 2001 the loan balance and cash collateral are approximately $73,251 and $112,000, respectively. The term loan was repaid in November 2002.


NOTE 7 - SUBORDINATED CONVERTIBLE DEBENTURES

6.00% SUBORDINATED CONVERTIBLE DEBENTURES

During the period September 4, 1998 through January 21, 1999, the Company issued $600,000 in 6% Subordinated Convertible Debentures due September 1, 2003 with detachable five-year warrants (the "Notes") to purchase 60,000 shares of common stock of the Company at an exercise price of $3.00 per share. The Notes are immediately convertible into common stock of the Company at an effective conversion price of the lower of (i) 70% of the average current market price of the Company's common stock during the five days preceding the date of the original issuance, or (ii) 75% of the average current market price during the five-day trading period ending one trading day preceding the date the Notes are converted. The agreement contains antidilution provisions whereby the conversion price is subject to (downward) adjustment in certain circumstances. The Company may redeem the Notes at any time for 120% of the principal amount of the Notes plus accrued interest. The Notes are subordinated to the claims and rights of all Senior Debt, as defined by the underlying agreement. In addition, the agreement contains covenants limiting the Company's ability to pay dividends, incur new debt, enter into certain transactions and reacquire common or preferred stock of the Company. If an event of default occurs beyond a stated cure period the notes shall become payable at the option of the holder.

In connection with the agreement, the Company recorded a discount on the Notes in the aggregate amount of $238,000 resulting from the allocation of proceeds of $203,000 to a beneficial conversion feature and the fair value of the underlying warrants of $35,000. Due to the immediate conversion rights under the agreement, the discount attributed to the beneficial conversion feature was expensed on the date of issuance. In connection with the sale of the Notes, the Company incurred fees of $60,000 and issued five-year warrants to purchase 30,000 shares of the Company's common stock at $3.00 per share. The Company computed the approximate fair value of the warrants issued to be $19,650 using the Black-Scholes method.

During fiscal 2001, $90,000 in debentures plus accrued interest was converted into 681,384 shares of the Company's common stock. There were no conversions of debentures into Company common stock during the year ended June 30, 2002. At June 30, 2002 there was $165,000 outstanding and unconverted.


NOTE 8 - INCOME TAXES

Temporary differences which give rise to deferred taxes are summarized as follows:

                                                          2002          2001
                                                      -----------   -----------
     Deferred tax assets:
       Net operating loss and other carryforwards     $ 3,895,000   $ 3,909,000
       Less valuation allowance                        (3,895,000)   (3,909,000)
     Net deferred tax asset                           $        --   $        --

The Company has recorded a full valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized.

The Company's effective income tax rate differs from the statutory Federal income tax rate as a result of the following:

                                                          2002          2001
                                                      -----------   -----------
     Tax benefit at statutory rate                    $  (475,000)  $(2,840,000)
     Nondeductible expense/nontaxable (income)-net         49,000     2,250,000
     Temporary timing differences                         440,000      (409,000)
     State benefit, net of federal tax effect                           (50,000)
     Valuation allowance on net operating loss                        1,049,000
     Utilization of net operating loss                    (14,000)           --
                                                      $        --   $        --


The provision for Federal income taxes has been determined on the basis of a consolidated tax return. At June 30, 2002, the Company had a net operating loss carry forward for Federal income tax reporting purposes amounting to approximately $9,980,000, expiring from 2018 through 2020. The Internal Revenue Code of 1986, as amended, limits the amount of taxable income the Company may offset with net operating loss carry forwards in any single year. No Federal taxes were paid in the years ended June 30, 2002 and 2001.

NOTE 9 -  STOCKHOLDERS' EQUITY

SERIES A 5.75% CONVERTIBLE PREFERRED STOCK

On October 1, 1999, the Company gave notice to the holders of the $1,500,000 5.75% Subordinated Convertible Debentures and exercised its right to call the outstanding Debentures in exchange for $1,500,000 of Series A 5.75% Convertible Preferred Stock. Under the terms of the Debentures, the Convertible Preferred Stock shall have: (1) liquidation preferences equal to the principal amount of the Debenture, (2) a 5.75% cumulative annual dividend payable quarterly, (3) rights to convert into shares of Common Stock at the same conversion rate as the Debentures and (4) the same redemption rights at the option of the Company.

During the year ended June 30, 2001, 50,000 shares of preferred stock was converted into 79,605 shares of common stock. During the year ended June 30, 2002, 60,000 shares of preferred stock was converted into 1,154,679 shares of common stock.

In December 2002, the Company issued 3,075,192 shares of common stock in connection with the conversion of accrued dividends on the Company's preferred stock.

In the fourth quarter of fiscal 2002, the Company issued 139,500 shares of preferred stock in connection with the acquisition of two companies. See Note 4.

COMMON STOCK

During the year ended June 30, 2001, the Company executed the following summarized equity transactions:

     o The Company sold 7,368,421 shares of common stock for $1,400,000, after several modifications to the existing sale agreement for a potential equity raise during the year of $2,800,000.

     o The ValueFlash subsidiary sold 275,000 shares of common stock during the year for $491,000 net of costs to raise such funds.

     o Debenture holders converted $101,000 of debentures and accrued interest into 681,384 shares of common stock.

     o During the year the ValueFlash subsidiary issued 120,000 warrants for services and 2,500,000 performanced based options at an exercise price of $1.50 per warrant or option.

     o The Company assigned 800,000 and 200,000 options to the CEO of the Company and an unrelated entity in ValueFlash respectivley for loans made to Company. These options previously held by the Company have an exercise price of $1.50 for the purchase of each ValueFlash share of common stock.

     o The Company issued 950,000 shares of common stock and 5,000,000 options to employees and consultants at prices ranging from $.16 to $.50. The Company recorded $1,794,000 expense for the issuance of such shares and options to consultants.

During the year ended June 30, 2002, the Company executed the following summarized equity transactions:

     o In September 2001, the Company issued 500,000 and 250,000 shares of common stock to Steve WIldstein and Mike Muzio, respectively, pursuant to consulting contracts. The Company valued these shares at the closing market price on the date of issuance and accordingly, expensed $40,500 in the second quarter.

     o In November 2001, the Company issued 600,000 shares of common stock in connection with a six month consulting agreement. The Company valued these shares at the closing market price on the date of issuance and expensed the value of this contract over its term.

     o In December 2001, we issued 100,000 shares of common stock each to Andrew Schenker, President, Chief Operating Officer and a Director of the Company, and Anthony Bonomo, a director of the Company, in recognition of their service on behalf of the Company. These shares were valued at the closing market price on the date of issuance and accordingly, $16,000 was expensed in the second quarter.

WARRANTS

Warrant activity for each of the two years ended June 30, 2002and 2001is summarized as follows:
                                                                Weighted
                                                                 Average
                                               Shares        Exercise Price
                                           --------------    --------------
     Outstanding at June 30, 2000              2,353,554       $    1.04
          Granted
          Exercised
          Expired or cancelled                  (285,714)            .82
                                           --------------    --------------

     Outstanding at June 30, 2000              2,067,840            1.06
          Granted
          Exercised
          Expired or cancelled                  (159,342)            .85
                                           --------------    --------------
     Outstanding at June 30, 2002              1,908,498       $    1.07
                                           ==============    ==============

The Company did not issue any stock warrants during the years ended June 30, 2002 and 2001.

The following table summarizes information about warrants outstanding and exercisable at June 30, 2002

                                                  Outstanding
                                  ------------ ----------------- ---------------
                                                   Weighted-        Weighted-
                                                    Average          average
                                                   Remaining         exercise
                                     Shares      life in years        price
                                  ------------ ----------------- ---------------
     Range of exercise prices
     $.60 to $.85                     568,498         1.56             0.63
     $1.00 to $1.25                   950,000         2.00             1.00
     $1.50 to $1.75                   300,000         1.38             1.58
     $2.00 to $3.00                    90,000         1.17             3.00
                                  ------------
                                    1,908,498
                                  ============

All of the above warrants are exercisable.

Certain warrant agreements contain a cashless exercise provision whereby the warrants may be exercised solely by the surrender of the warrants, and without the payment of the exercise price in cash, for that number of warrant shares determined by dividing the difference of the market price of the shares of common stock issuable upon exercise of the warrants and the warrant exercise price by the market price of the common stock on the date of exercise.


STOCK OPTION PLANS

In 1998, the Company adopted the 1998 Equity Incentive Plan (the "Plan") for employees, officers, consultants and directors of the Company, pursuant to which the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or deferred stock. The total number of shares of the Company's common stock available for distribution under the Plan is 3,000,000. The option period during which an option may be exercised shall not exceed ten years from the date of the grant and will be subject to such other terms and conditions of the Plan. The Plan will terminate automatically on June 30, 2008.

The Company accounts for its stock option plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees", under which no compensation expense is recognized. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation', for disclosure purposes; accordingly, no compensation expense is recognized in the results of operations for options granted at fair market value as required by APB Opinion No. 25.

Stock option activity for each of the two years ended June 30, 2002and 2001 for both qualified and unqualified options is summarized as follows:

                                                              Weighted
                                                              Average
                                              Shares       Exercise Price
                                          -------------    --------------
     Outstanding at June 30, 2000            5,638,000     $      1.14
          Granted                            6,400,000             .12
          Exercised                                  -             -
          Expired or cancelled                (65,000)            1.16
                                          -------------    --------------
     Outstanding at June 30, 2001           11,973,000             .78
          Granted                                                  -
          Exercised                                                -
          Expired or cancelled              (5,623,000)            .70
                                          -------------    --------------
     Outstanding at June 30, 2002            6,350,000     $       .85
                                          =============    ==============

The Company did note issue any stock option grants during the year ended June 30, 2002. No options were exercised during the year ended June 30, 2002.

Information, at date of issuance, regarding stock option grants during the two years ended June 30, 2002 and 2001

                                                        Weighted-   Weighted-
                                                        Average     Average
                                                        Exercise     Fair
                                             Shares      Price       Value
                                           ----------  ----------  ----------
Year ended June 30, 2001
Exercise price exceeds market price         1,250,000      .60         .50
Exercise price equals market price          5,150,000      .25         .21
Exercise price is less than market price                 $   -       $   -



The following table summarizes information about warrants outstanding and exercisable at June 30, 2002:

                                               Outstanding and exercisable
                                 -------------------------------------------------------
                                                 Weighted-      Weighted-
                                                  Average        Average
                                   Number        remaining      Exercise       Number
                                 Outstanding   life in years     Price       Exercisable
                                 -----------   -------------   -----------   -----------
     Range of exercise prices:
     $.16 to $.75                  3,800,000        2.86          $  .40       3,800,000
     $1.00                         2,050,000        2.44            1.00       2,050,000
     $1.69                           500,000        2.84            1.69         500,000
                                 -----------                                 -----------
                                   6,350,000                                   6,350,000
                                 ===========                                 ===========

For disclosure purposes in accordance with SFAS No. 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the years ended June 30, 2002 and 2001annual dividends of $0.00, expected volatility of 97% for the Company's options and .1% volatility for the ValueFlash options for 2001 and 97% for 2000, risk-free interest rate of 4.3% in 2001and expected life of five years for all grants. If the Company recognized compensation cost for the vested portion of the employee stock option plan in accordance with SFAS No. 123, the Company's pro-forma net loss and loss per share would have been as follows for the years ended June 30, 2002 and 2001:
                                             2002            2001
                                         ------------    ------------
     Net loss
       As reported                       $ (1,325,013)   $ (7,372,000)
       Pro-forma                           (1,325,013)     (8,927,000)
     Net loss per common share
       As reported                       $      (0.04)   $      (0.33)
       Pro-forma                                (0.04)          (0.40)


The compensation expense attributed to the issuance of the non-employee stock options will be recognized as they are earned. These stock options are exercisable for five years from the grant date.

The employee stock option plan stock options are exercisable for five years from the grant date and vest over various terms from the grant date to five years.


STOCK OPTIONS - VALUEFLASH

The Company has also issued stock options in its majority owned subsidiary ValueFlash. The SFAS No. 123 disclosure for the pro-forma loss has been included in Note (c) above with the pro-forma loss for options issued by the Company.

The following tables summarize the changes in options outstanding and the related price ranges for shares in the subsidiary ValueFlash common stock:

     Employee Stock Option Plan:
                                                                   Weighted
                                                                    Average
                                                  Shares        Exercise Price
                                               ------------     --------------
          Outstanding at June 30, 2000            6,838,000      $      1.46
               Granted                              250,000             1.50
               Exercised                                  -               -
               Expired or cancelled               (113,000)             1.50
                                               ------------     --------------
          Outstanding at June 30, 2001            6,975,000             1.43
               Granted                                    -               -
               Exercised                                  -               -
               Expired or cancelled                (625,000)            1.50
                                               ------------     --------------
          Outstanding at June 30, 2002            6,350,000      $      1.46
                                               ============     ==============

     Non-Employee Stock Option:

                                                                  Weighted
                                                                   Average
                                                    Shares      Exercise Price
                                               ------------     --------------
          Outstanding at June 30, 2000           12,331,000      $      1.91
               Granted                            3,120,000             1.58
               Exercised                                  -               -
               Expired or cancelled               (918,000)             2.00
                                               ------------     --------------
          Outstanding at June 30, 2000           14,533,000             1.85
               Granted
               Exercised
               Expired or cancelled             (3,000,000)             2.83
                                               ------------     --------------
          Outstanding at June 30, 2002           11,533,000      $      1.57
                                               ============     ==============

The Company did not issue and options pursuant to this plan during the years ended June 30, 2002 and 2001.

The following table summarizes information about warrants outstanding and exercisable at June 30, 2002

                                              Outstanding and exercisable
                                -------------------------------------------------------
                                                Weighted-      Weighted-
                                                 Average        Average
                                  Number        remaining      Exercise       Number
                                Outstanding   life in years     Price       Exercisable
                                -----------   -------------   -----------   -----------
     Range of exercise prices:
     $1.00 to $1.50              15,840,000        2.51           1.48       11,340,000
     $2.00                        2,043,334        1.70           2.00        2,043,334

                                -----------                                 -----------
                                 17,883,334                                  13,383,334
                                ===========                                 ===========

The non-employee stock options outstanding of 7,033,000 are fully vested. The remaining 4,500,000 of stock options are performance based and are unearned as of June 30, 2002. The compensation expense attributed to the issuance of these stock options will be recognized as they are earned. These stock options are exercisable for five years from the grant date.

The employee stock option plan stock options are exercisable for five years from the grant date and vest over various terms from the grant date to five years. Approximately 5,000,000 empolyee stock options were cancelled as result of the sale of Vflash assets on June 13, 2001. As of June 30, 2001, 1,829,000 of these stock options were vested.


NOTE 10 - RELATED PARTY TRANSACTIONS

a. During the years ended June 30, 2002 and 2001 legal services of $ 27,000 and $170,000 respectively, were provided by firms (the "Firms") in which the Company's CEO and principal stockholder is the managing partner

b. During the year ended June 30, 2001, the Company assigned 800,000 options to the CEO of the Company held by the Company to purchase ValueFlash common stock for $1.50 per share as consideration for loaning the Company funds periodically during the year.

c. During the year ended June 30, 2002, the Company invested $500,000. with a fund manager. The investment advisor for this fund manager is a representative certain of the 5.75% Preferred Stockholders of the Company.

d. In July 2002, the Company sold an investment to Target Growth Fund Ltd., a preferred stockholder of the Company,

e. In December 2001 we acquired the 40% of Diversified Capital Holdings, LLC (f/k/a/ Azure Capital Holdings, LLC) that we did not originally own from George Sandhu, a representative of our 5.75% Preferred Stockholders.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

FACILITIES

Rent expense for the years ended June 30, 2002 and 2001 was $60,174 and $19,000, respectively.

The Company leases office space pursuant to a lease agreement which expires on March 31, 2005 (with an option to extend to March 31, 2007). Future minimum lease commitments are $32,712 for the year ended June 30, 2003, $34,020 for the year ended June 30, 2004 and $26,271 for the year ended June 31, 2005.


LITIGATION MATTERS

The Company is involved in claims and disputes which arise in the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect of the Company's financial position or results of operations.


NOTE 12 - FOURTH QUARTER EVENTS

During the fourth quarter ending June 30, 2001, the Company sold prodominately all of its assets and liabilities which resulted some large transactions being recorded in the fourth quarter. These transactions are detailed as follows;

o The Company sold its predominately all of its assets in a subsidiary ValureFlash resulting in a $5,411,000 gain on such sale.

o The Company recorded the writeoff of goodwill and patent costs of $3,610,000 due to the lack of sufficient cash flow to support the recoverability of such assets, since the ValueFlash assets were sold. The business continues to utilize the patented technology, but does not generate sufficient cash flow to support the values recorded.

o Due to the sale of the ValueFlash assets, which included employee contracts and other business contracts, the unamortized compensation costs were accelerated and written off in the fourth quarter in the amount of $1,022,000.



NOTE 13 - SUBSEQUENT EVENTS

On October 22, 2002, the Company entered into an Agreement of Sale whereby Universal Media Holdings, Inc (Universal) agreed to purchase from the Company the business entity known as Diversified Capital Holdings, LLC including all of its assets except cash and the business entitly known as CDKNet, LLC. As of June 30, 2002, the net book value of the assets and liabilities sold was approximately $403,000. In consideration for the sale of these assets, Universal agreed to pay the sum of $550,000. payable pursuant to a promissory note secured by a security agreement and UCC financing statements. This note is payable in monthly installments over a three year period with interest at 5% per annum. At June 30, 2002, the Company has classified the net assets sold to Universal as "Assets held for Sale."

Subsequent to the sale as assets discussed above, Universal commenced a number of activities including a management change, a reverse split of its common stock, a name change, to National Management Consulting, Inc. (National) and the acquisition the assets of another company. As part of the management change, Steven A. Horowitz, Chairman and CEO of the Company, was appointed Chairman, President and CEO of Universal/National. In addition, Andrew Schenker, President of the Company, was appointed Chief Financial Officer of Universal/ National. In addition, after the re-organization activities discussed above, Steven A Horowitz owned approximately 25% of Universal/National and Andrew Schenker owned approximately 4% of Universal/ National.